Exhibit 10.9

LEASE

JOSEPH I LIMITED PARTNERSHIP

                                    LANDLORD,

TO

EMBASSY BANK FOR THE LEHIGH VALLEY

                                           TENANT.

i

ii

iii

SHOPPING CENTER LEASE

AGREEMENT made as of the date set forth below between JOSEPH I LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and EMBASSY BANK FOR THE LEHIGH VALLEY (hereinafter referred to as "Tenant") with respect to the Premises, as hereinafter defined, which is a part of a shopping center (the "Shopping Center"), located on Corriere Road and Route 248 in Lower Nazareth Township, Pennsylvania.

In consideration of one dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE I

BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS

1.1            INTRODUCTION. The following sets forth basic data and identifies Exhibits referred to in this Lease, and, certain definitions of terms referred to herein.

1.2            BASIC DATA.

Execution Date: March 13, 2009

Landlord: JOSEPH I LIMITED PARTNERSHIP

Present Mailing Address of
Landlord:   1510 Bangor Road
Bangor, PA 18013

Tenant:      EMBASSY BANK FOR THE LEHIGH VALLEY

Present Mailing Address of
Tenant:      100 Gateway Drive
Bethlehem, PA 18017

Premises Leasable Floor Area: Approximately 2,700 square feet

Lease Term:
180 calendar months (15 years) plus the partial month, if any, immediately following the Rent Commencement Date, together with two (2) five (5) year options, and one (1) four (4) year, eleven month option, if exercised by the Tenant, provided however that in no event shall the term of this Lease extend beyond a period of twenty-nine (29) years and eleven (11) months.

Tenant's Construction and Fixturing Period:
Six (6) months after the delivery of the building pad as evidenced by a Pad Delivery Notice to be sent by Landlord to Tenant in the form annexed hereto as Exhibit "D".

Minimum Rent:
During the initial term of this Lease (15 years plus the partial month, if any) immediately following the Rent Commencement Date as hereinafter defined in Section 3.1 (a) of this Lease, the Tenant shall pay to the Landlord the following annual minimum rent ("Minimum Rent") payable in the following equal monthly installments in advance on the first day of each and every month.

	MINIMUM	MONTHLY
YEAR	RENT	INSTALLMENT
1-5	$ 80,000.00	$ 6,666.67
6-10	$85,000.00	$7,083.33
11-15	$95,000.00	$7,916.67

During the first five year option term, if exercised, the Tenant shall pay to the Landlord the following Minimum Rent payable in the following equal monthly installments in advance on the first day of each and every month:

	MINIMUM	MONTHLY
YEAR	RENT	INSTALLMENT
16-20	$105,000.00	$ 8,750.00

During the second five year option term, if exercised, the Tenant shall pay to the Landlord the following Minimum Rent payable in the following equal monthly installments in advance on the first day of each and every month:

	MINIMUM	MONTHLY
YEAR	RENT	INSTALLMENT
21-25	$115,000.00	$9,583.33

During the four (4) year, 11 month option term, if exercised, the Tenant shall pay to the Landlord the following Minimum Rent payable in the following equal monthly installments in advance on the first day of each and every month:

	MINIMUM	MONTHLY
YEAR	RENT	INSTALLMENT
26-29 years	$125,000.00	$10,416.67
11 months

All Minimum Rent and Additional Rent shall be paid by the Tenant to the Landlord without demand, deduction, set-off or counterclaim, except as specifically provided for in this Lease. If the Minimum Rent or any Additional Rent is not received by Landlord within ten (10) days of the date it is due, Tenant shall also pay to Landlord a late fee of $500.00 plus any other interest as provided in Paragraph 17.4 herein.

Use:

(a)
Solely for the purpose of operating a retail financial institution (including drive-thru service windows and/or automatic tellers and all services or products which may be permitted under applicable Federal and State Banking Laws). It is understood that the Tenant may not use the Premises as hereinafter defined for any retail purposes which are otherwise prohibited by any other leases in the Shopping Center or which violate any prohibited or exclusive uses, as shown on Exhibit "U" attached hereto, or which violate any exclusive uses which may hereinafter be granted to other tenants in the Shopping Center, or which compete with any other existing use in the Shopping Center provided that Tenant shall not be prevented from operating the Premises for the permitted use set forth above.

1.3
ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference, attached hereto, and to be treated as apart of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, respectively, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit "S". A plan showing the location of the leased premises (the "Premises"), which term means both the land demised to Tenant under this Lease constituting such location and improvements constructed or to be constructed thereon together with the area constituting the drive-thru lanes, which Premises as shown on Exhibit "S" as the red hatched area. References to the building mean the building improvements which are a part of the Premises (the "Building"). The plan also shows the area surrounding the Building which, except for the drive-thru lanes, shall not be deemed part of the Premises but upon which Tenant shall have certain construction and maintenance obligations as set forth herein ("Building Perimeter"), which Building Perimeter is shown on Exhibit "S" as the red hatched area. Exhibit "S" also shows the boundaries of the Shopping Center ("Shopping Center"), and buildings to be constructed thereon, or building area locations in which other buildings may be constructed. Specifically included in the Premises are all canopies extending from the walls of the Building. All walks adjacent or contiguous to such walls, and ramps adjacent or contiguous to such walls, any emergency exits and handicapped ramps which are constructed by Tenant for its use shall be part of the Premises. Exhibit "S" pursuant to Section 17.36 hereof also shows the ten (10) parking spaces over which Tenant has exclusive parking and the fourteen (14) parking spaces over which Tenant has non-exclusive parking. Tenant is also granted rights of ingress and egress over the Access Drive(s) as shown on Exhibit "S" as the blue hatched area, together with the right to bring utilities, including water and sewer lines, to the Building in locations selected by Landlord

Exhibit "C". Commencement Agreement.

Exhibit "D". Pad Delivery Notice.

Exhibit "L". Description of Landlord's Work.

Exhibit "T". Description of Tenant's Work (including prototype plans and specifications of proposed building).

Exhibit "T-l". Tenant's Signs.

Exhibit "T-2". Monument Signs.

Exhibit "U". List of Prohibited Uses and Exclusive Uses Accorded to Tenants of the Shopping Center.

Exhibit "V". Form of Subordination, Non Disturbance and Attornment Agreement. Exhibit "M". Form of Memorandum of Lease.

1.4	CERTAIN DEFINITIONS. As used herein, the terms set forth below have the following meanings:

(a)           "Common Areas" - See Section 16(a).

(b)           "Premises" - See Section 1.3.

(c)           "Shopping Center" - See Section 1.3,

(d)           "Building" - See Section 1.3.

(e)           "Building Perimeter" - See Section 1.3.

ARTICLE II

DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1	LOCATION OF PREMISES. Landlord hereby demises and leases Tenant and Tenant hereby accepts from Landlord, the Premises shown on Exhibit "S" as the red hatched area as those to be occupied by Tenant.

2.2
APPURTENANT RIGHTS AND RESERVATIONS. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use and permit its customers to use in common with others lawfully entitled thereto, without any charge therefor, the Access Drive(s) as shown on Exhibit "S" for ingress and egress, public or common areas, not including buildings, sidewalks, parking areas, roadways in the Shopping Center (collectively, the "Common Areas" as more fully hereinafter defined), but such rights shall always be subject to reasonable, uniform rules and regulations from time to time established by Landlord (subject to Tenant's rights under Section 16(b) hereof) by suitable notice and applicable to all tenants in the Center.  Neither Tenant, nor its customers shall be permitted to park in the adjoining parcel.

ARTICLE III TERM OF LEASE

3.1	COMMENCEMENT DATE.

(a)
The term of this Lease shall be the period specified in Section "1.2" hereof as the "Lease Term". The "Rent Commencement Date" of this Lease shall commence on the earlier of (a) the opening for business or (b) six (6) months after the date when Landlord delivers the Building Pad to Tenant provided Landlord has substantially completed all other site work as set forth on Exhibit "L" by the end of such six (6) month period, unless Landlord is prevented by Tenant's failure to complete Tenant's Work as set forth on Exhibit "T", in which event Tenant shall commence paying rent at the end of such six (6) month period notwithstanding that Tenant may not have completed Tenant's Work or opened for business. Landlord will complete Landlord's Work when Tenant has completed such work to enable Landlord to complete its work. If Landlord's Work is not substantially complete by the end of the six (6) month period, not due to Tenant's fault, the Rent Commencement Date, shall be extended until Landlord's Work is substantially complete. If Tenant's building is not complete by the Rent Commencement Date, Tenant shall commence paying rent and all other charges subject to the provisions of this Section 3.1 (a) and the failure to have the building completed shall not be an Event of Default, unless the Tenant's building is not completed by the date provided in Section 3.3(a) below,

(b)
Upon the Rent Commencement Date, the Tenant shall (i) be obligated to commence payment of Minimum Rent, Additional Rent and all other charges required to be paid by the Tenant under this Lease, all of which shall be deemed to be additional rent and (ii) be required to perform all obligations required to be performed by the Tenant under the terms of the Lease (in addition to the obligations required to be performed by the Tenant prior to the Rent Commencement Date).

(c)
As soon as may be convenient after the Rent Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a Commencement Certificate, in the form set forth on Exhibit "C". The Rent Commencement Date and specified term of this Lease shall be stated in said Commencement Certificate.

(d)
It is understood and agreed that at such time as Tenant or its employees, agents, contractors or invitees enter the Premises after the Execution Date and prior to the Rent Commencement Date, for any purpose whatsoever, including without limitation, the performance of Tenant's Work, all of the terms, covenants and conditions of this Lease shall apply to the parties as if the Lease Term had begun at such time excepting those provisions as to Minimum Rent, Additional Rent and any other charges payable by Tenant, which shall go into effect as of the Rent Commencement Date, even if Tenant's Work is not completed. Tenant shall place in its name, any utilities which Tenant requires during the performance of Tenant's Work, and Tenant shall be responsible for any and all utility charges incurred.

3.2	LANDLORD'S WORK AND ESTIMATED OCCUPANCY DATE.

(a)
Subject to delay by causes beyond the reasonable control of Landlord or those set forth in Section 17.21 of this Lease, or attributable to Tenant's action or inaction, Landlord shall use reasonable speed and diligence to perform the work to be performed by Landlord, as specified in Exhibit "L", Landlord's Work shall be performed in accordance with all applicable laws and codes. Landlord's work shall primarily consist of the preparation of the building pad to specifications provided by Tenant and attached hereto as Exhibit "L" and preparation of the Site Work as defined in Exhibit "L".

(b)(l)
When Landlord Substantially Completes the Building Pad (as the term "Substantial Completion" is defined below), Landlord shall give Tenant written notice of Landlord's intent to tender possession of the Building ("Pad Delivery Notice") and Tenant shall have ten (10) business days from receipt of the Pad Delivery Notice to inspect the Building Pad to assure that it complies with all requirements of Tenant's Plans. Upon acceptance of the Building Pad by Tenant or the failure of Tenant to object to Landlord's Work within said ten (10) business day period, Landlord shall have no further responsibility or liability to Tenant for any matters arising out of Landlord's preparation of the Building Pad. Tenant shall give Landlord written notice within the ten (10) business day inspection period of any deficiencies in the Building Pad and upon completion or correction of such deficiencies, Landlord shall promptly provide Tenant with a new Pad Delivery Notice. Landlord agrees to use all reasonable efforts to complete the Building Pad by July 1,2009 (provided all of Tenant's contingencies to this Lease are either satisfied or waived by June 1, 2009), but such date is merely a target date (the "Target Date") and Tenant agrees to accept Landlord's tender of possession when the Building Pad has been completed, provided, however, if Landlord has not delivered the Pad Delivery Notice within ninety (90) days after the Target Date, subject to the matters provided in Section 17.21 of this Lease, Tenant may, upon ten (10) business days written notice to Landlord, complete the balance of Landlord's Work to be completed and bill the actual and reasonable cost thereof to Landlord unless Landlord commences to complete the Building Pad within said ten (10) day period and proceeds with due diligence to complete the same. If Landlord fails to pay Tenant's costs of completing the Building Pad within ten (10) business days after receipt of Tenant's bill, Tenant may deduct such sum plus interest at the default rate as set forth in Section 17.4 of this Lease, from the Minimum Rent, Additional Rent due and owing to Landlord until such bill is paid in full. Notwithstanding the foregoing, Landlord and Tenant agree that if the contingencies to this Lease are either satisfied or waived prior to June 1, 2009, Landlord agrees to use all reasonable efforts to complete the Building Pad within thirty (30) days after the date that Landlord receives written notice confirming all of the contingencies have been either satisfied or waived.

(b)(2)
When Landlord Substantially Completes Landlord's Work, other than the Building Pad, Landlord shall give Tenant written notice of Landlord's intent to tender possession of the Premises ("Notice of Tender") and Tenant shall have ten (10) business days from receipt of the Notice of Tender to inspect Landlord's Work to assure that it complies with all requirements of Tenant's Plans and of this Section "3.2". Upon acceptance of the Landlord's work by Tenant or the failure of Tenant to object to Landlord's Work within said ten (10) business day period, such Landlord's Work shall be deemed substantially complete, Tenant shall give Landlord written notice within the ten (10) business day inspection period of any deficiencies in Landlord's Work and upon completion or correction of such deficiencies, Landlord shall promptly provide Tenant with a new Notice of Tender. Landlord agrees to use all reasonable efforts to complete Landlord's Work, other than the Building Pad, by November 1, 2009 (provided all of Tenant's contingencies are either satisfied or waived by June 1, 2009), and provided that Tenant has completed no later than October 1, 2009 its building construction and completed the installation of its drive-thru canopy, but such date is merely a target date, (the "Remainder Work Target Date") and Tenant agrees to accept Landlord's tender of possession when the Landlord's Work at the Premises has been Substantially Completed; provided, however, if Landlord has not give the Notice of Tender within ninety (90) days after the Remainder Work Target Date, subject to the matters provided in Section "17,21" of this Lease and provided that the delay is not the result of Tenant's failure to complete its building construction and complete the installation of its drive-thru canopy, Tenant may, either upon ten (10) business days written notice to Landlord, complete the balance of Landlord's Work to be completed and bill the actual and reasonable cost thereof to Landlord, unless Landlord commences to complete Landlord's Work within said ten (10) day period and proceeds with due diligence to complete. If Landlord fails to pay Tenant's costs of completing Landlord's Work within ten (10) days after receipt of Tenant's bill, Tenant may deduct such sum plus interest at the default rate as set forth in Section 17.4 of this Lease from the Minimum Rent, Additional Rent due and owing to Landlord until such bill is paid in full. Notwithstanding the foregoing, Landlord and Tenant agree that if the contingencies to this Lease are either satisfied or waived prior to June 1, 2009, the Landlord agrees to use all reasonable efforts to complete Landlord's Work, other than the Building Pad, within thirty (30) days after the date that Tenant has completed its building construction and completed the installation of its drive-thru canopy.

(c)
"Substantial Completion", as used in this Article, shall mean completed subject to minor punch list items which shall be completed by Landlord within thirty (30) days of the Notice of Tender, or completed by Tenant pursuant to Section 3.3 above to such an extent that Tenant may reasonably commence and thereafter continue to perform the work to be performed by Tenant under Exhibit "T" without undue interference with the balance of the work to be performed by Landlord in the Premises, in accordance with Exhibit "L", or unreasonable interference by Landlord with the work to be performed by Tenant in the Premises, in accordance with Exhibit "T".

(d)	Tenant shall reimburse Landlord for any utility, traffic and Township impact fees in an amount not to exceed $15,000.00. Such amount shall be due and payable by Tenant on the Rent Commencement Date,

(e)
This Lease is contingent on Landlord being able to secure proper zoning, site plan and land development approvals. If said approvals are not issued by June 1, 2009, Landlord or Tenant shall be permitted to terminate this Lease upon ten (10) days written notice to the other party in which event this Lease will be deemed terminated as of the date set forth in said notice unless the approvals are received within said ten (10) day period. Landlord and Tenant acknowledge that in the event this Lease is terminated pursuant to this Section 3.2(e) that neither party shall be entitled to reimbursement for any costs they have incurred in connection with this transaction.

3.3	TENANT'S WORK.

(a)
Tenant shall perform, at its own cost and expense, all of the Tenant's Work set forth in Exhibit "T" and all other work required by Tenant under this Section "3.3" and any other provisions of this Lease. It is understood that Tenant shall be obligated to construct the building shown on Exhibit "T", and the sidewalks, canopies, roof drains, drive-thru lanes and all other improvements set forth onExhibit "T". Tenant shall be responsible for obtaining all necessary permits from all governmental authorities in connection with Tenant's Work and Landlord agrees to cooperate with Tenant in obtaining such permits.

Tenant shall construct or cause to be constructed all improvements within the perimeter of the work limit lines designated on Exhibit "S" pursuant to the "Plans" as hereinafter defined. Construction of such improvements shall proceed with reasonable diligence and shall be completed, subject to causes beyond the reasonable control of Tenant or those set forth in Section 17.21 of this Lease, within twelve (12) months after delivery of the Building Pad. Tenant's improvements are hereinafter referred to as "Tenant's Work", shall be constructed pursuant to the final plans and specifications to be provided by Tenant to Landlord for Landlord's approval within thirty (30) days after the execution of this Lease, which Plans are to be annexed hereto as part of Exhibit "T".

Tenant shall provide original final lien waivers from its contractors and all subcontractors within thirty (30) days of the earlier of the date Tenant opens for business or the date Tenant completes its work. Landlord acknowledges that final lien waivers cannot be obtained in advance of the work being completed.

(b)
In addition to the work required to be performed by the Tenant as set forth in Exhibit "T", the Tenant shall, at its sole cost and expense order, install and pay for the installation of all other improvements, fixtures, personal property and equipment (not set forth in Exhibit "L"), necessary, suitable and appropriate for the operation of Tenant's business in the Premises (the "Fixtures and Equipment").

(c)
The Building and all improvements and all leasehold repairs, alterations, additions at any time made by the Tenant at and/or to the Premises or attached to or used in connection with the Premises (all hereinafter collectively called the "Tenant's Improvements") shall be deemed attached to the Premises and shall be deemed to be the property of the Landlord upon the expiration or sooner termination of this Lease. The Tenant may not remove said Tenant's Improvements but said Tenant's Improvements shall remain upon the Premises and upon the expiration or sooner termination of this Lease shall be surrendered with the Premises as a part thereof without disturbance, molestation or injury. Tenant's Fixtures and Equipment shall remain the property of the Tenant at all times and may be removed by the Tenant from the Premises upon the expiration or earlier termination of this Lease. Tenant shall repair any damages caused by the removal of its Fixtures and Equipment.

(d)	Intentionally Omitted.

(e)
Within thirty (30) days after the execution of this Lease, Tenant, at its sole cost and expense, shall prepare final building plans and specifications (the "Plans") in accordance with the prototype plans and specifications included within Exhibit "T". Tenant shall provide the plans to Landlord for its approval which shall not be unreasonably withheld or delayed. Landlord shall within five (5) business days after receipt of such Plans, advise Tenant of any objections to the Plans. Landlord's objections, if any, must be based upon the failure of the Plans to conform to Exhibit "T". Within ten (10) days after receipt of Landlord's objections, if any, Tenant shall revise the Plans and resubmit to Landlord for approval. This process shall continue until the Plans are approved by Landlord. Each party agrees to use reasonable efforts and good faith in connection with the approval process for the Plans. If during any period when the Plans are out for the Landlord's approval, the Plans are not approved or rejected within the time period provided for herein the same shall be deemed approved. If the Plans are not approved by Landlord within ninety (90) days after the execution of this Lease, Landlord shall have the right to terminate this Lease upon ten (10) days written notice which termination shall be deemed null and void if Tenant provides acceptable Plans within said ten (10) day period. The Plans must be prepared and the building constructed in accordance with all applicable building codes, rules and regulations, including fire regulations and in accordance with standards set forth in the Americans with Disabilities Act.

(f)	All work performed by the Tenant with respect to the Premises and the Building Perimeter shall:

(1)	be done as expeditiously as possible, in a good and workmanlike manner and with first-class new materials,

(2)	be done in such manner as will not interfere unreasonably with work being done by the Landlord upon the Premises or any other portion of the Shopping Center,

(3)	be subject to the reasonable inspection of the Landlord or its agents or contractors so long as they do not interfere with such construction,

(4)	be performed only by such contractors or subcontractors as have been duly licensed by the authority having jurisdiction over the appropriate profession,

(5)	be done at the risk of the Tenant, and

(6)	be done in accordance with the applicable laws and requirements of all regulatory authorities having jurisdiction with respect thereto.

(g)
The Tenant agrees at its expense to obtain and maintain for so long as the Tenant's Work continues, builders risk insurance, and public liability insurance in an amount not less than $2,000,000.00 to protect the Landlord as well as the Tenant from and against any and all liability for death of or injury to person or damage to property caused by reason of the conduct of the Tenant's Work and workers' compensation insurance. The Tenant shall deliver to the Landlord certificates evidencing such coverage prior to the commencement of the Tenant's Work which shall name Landlord as an additional insured using ISO Form 20-26. Tenant's contractor and each subcontractor shall provide evidence of liability insurance naming Landlord as additional insured as provided above.

(h)
Tenant shall have the right to enter onto the Premises after the execution of this Lease for purposes of commencing Tenant's Work and conducting any tests it requires in connection therewith, pursuant to Section 3.1(d).

3.4	INTENTIONALLY LEFT BLANK.

3.5	CONTINGENCIES. This Lease is contingent upon satisfaction of the following conditions by June 1, 2009:

(a)
Tenant and Landlord obtaining permits for the development and operation of a bank branch on the Premises in a form and manner acceptable to Tenant (including all desired signs and service windows), including but not limited to, all required municipal, county and state approvals and permits, including PennDOT (if applicable).

(b)	Tenant and Landlord obtaining acceptable title (including recordation of all necessary ancillary lease documents such as a memorandum of lease and all required non-disturbance agreements).

(c)	Acceptable survey provided by Landlord (including confirmation of acceptable and adequate utilities for the operation of the Premises and acceptable access to public roads).

(d)	Acceptable environmental conditions, with a Phase I Environmental Report provided by Landlord.

(e)	Acceptable soil conditions to be verified by Tenant.

(f)
Banking regulatory approval(s) to be secured by Tenant, including the approval of this Lease and the location of the bank branch by the Pennsylvania Department of Banking and the FDIC. In executing this Lease, Landlord grants Tenant and its consultants a license (revocable by Landlord on written notice) to enter the Premises to perform such inspections, provided Tenant delivers an insurance certificate for liability insurance in an amount not less than $1,000,000.00 naming Landlord as additional insured and agrees to indemnify and hold Landlord harmless from any claims, suits, causes of action, costs or expenses (including reasonable attorneys fees) arising out of any personal injury or property damage by Tenant, its agents, employees, consultants or contractors. Tenant shall apply for such regulatory approval within sixty (60) days after the execution of this Lease.

If all of the contingencies set forth above are not satisfied by June 1, 2009, either Landlord or Tenant shall have the right to terminate this Lease on ten (10) days written notice to the other party. If Landlord and/or Tenant cures and/or waives any contingency not satisfied within said ten (10) day notice period then the notice to terminate shall be null and void. Landlord and Tenant acknowledge that in the event this Lease is terminated pursuant to this Section 3.5 that neither party shall be entitled to reimbursement for any costs they have incurred in connection with this transaction.

ARTICLE IV

RENT

4.1
MINIMUM RENT. Tenant agrees to pay to Landlord, at Landlord's mailing address, or at such other place as Landlord shall from time to time designate by notice, monthly, in advance, on the Rent Commencement Date, and on the first day of each and every calendar month during the term of this Lease, a sum equal to the monthly installment of Minimum Rent specified in Section "1.2" hereof ("Minimum Rent"), Minimum Rent for any partial month shall be paid by Tenant to Landlord at such rate, and if the term of this Lease commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Minimum Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month. Other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated, and the first payment on account thereof shall be determined in similar fashion; and any other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

4.2
LEASE YEAR. The term "Lease Year" means, as to the first Lease Year, the period commencing with the Rent Commencement Date and ending on the last day of the twelfth (12th) full month next succeeding the Rent Commencement Date; and thereafter the term Lease Year means each succeeding one (1) year period thereafter. For purposes of reconciling Common Area Maintenance, Landlord may use a calendar year.

ARTICLE V USE

OF PREMISES

5.1	PERMITTED USE.

(a)
Tenant agrees that the Premises and the Building Perimeter shall be used and occupied by Tenant only for the purposes specified as the use thereof in Section "1.2" of this Lease, and for no other purpose or purposes.

(b)	Tenant further agrees to conform to the following provisions during the entire term of this Lease:

(1)	No auction, fire or bankruptcy sales may be conducted within the Premises without the previous consent of Landlord;

(2)
Except as provided below, Tenant may not use any portion of the Common Area adjacent to the Premises, for any retail purpose unless expressly permitted by Landlord; Tenant may not use any outside loudspeakers; Tenant may not use any of the Common Area or any area outside the Premises for the storage of any goods, products or other materials whether in trailers, storage containers or otherwise. During construction of the Improvements, Landlord shall designate a staging area for Tenant's construction in which construction materials may be temporarily stored, provided they are properly screened and secured. Landlord shall not be responsible for any of Tenant's materials or those of its contractors;

(3)
It is expressly understood that the Tenant shall not violate any of the Prohibited and Exclusive Uses set forth on Exhibit "U" attached hereto. Any such violation shall be an Event of Default with a twenty (20) day notice and cure period;

(4)
Until removal is effected, Tenant shall, at its sole cost and expense, keep all garbage or refuse in the Premises or in Tenant's dumpster suitably covered so that the same is not visible to the public and the Tenant shall comply with any and all recycling and other environmental laws in connection therewith; and

(5)
Tenant shall use its best efforts not to perform any act or carry out any practice which may injure the Premises, or any other part of the Shopping Center, or cause any offensive odors or loud noise in violation of municipal requirements or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Shopping Center. Tenant shall cause all deliveries to the Premises to be made at the rear or side of the Premises. No delivery vehicles may be parked, or stopped in front of the Premises to deliver any goods.

(c)
Tenant shall be obligated to operate the Embassy Bank for at least one (1) day as indicated herein. The failure to open for business within twelve (12) months after all approvals are received and Building Pad is delivered shall constitute an Event of Default. It is understood that after the initial opening of the Embassy Bank, there is no covenant by Tenant of continuous operation and as long as Tenant is paying its rent and complying with all other obligations under this Lease, the failure to continuously operate shall not be deemed an Event of Default.

5.2	EXCLUSIVE USE.

Landlord agrees not to lease any other space in the Shopping Center for use as a standalone Bank Branch. This exclusive shall not prohibit other Tenants from having an ATM on its premises or from offering some banking services within its premises, provided such banking services are not such tenant's primary use. If at any time during the term hereof Landlord shall be in violation of this provision, in addition to any other remedies the Tenant may have at law or in equity, the Tenant's obligations for Minimum Rent shall be reduced to fifty percent (50%) of the rate then in effect until such time as such violation is cured. If Tenant exercises an option to extend this Lease, any such existing violation of any exclusive shall be waived by Tenant and Tenant shall commence paying full Minimum Rent. Upon any violation and thirty (30) days written notice to Landlord, Tenant may seek injunctive relief or any other remedy available at law.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1	ASSIGNMENT LIMITATIONS.

(a)	Limitations. Tenant shall be permitted to assign this Lease, in whole or in part, or to sublet all or any part of the Premises, provided that the following conditions are met:

(1)
Tenant remains liable for all obligations under the Lease, as no such assignment or subletting shall be deemed to release Tenant from performance of the covenants on the part of Tenant provided herein; and

(2)	Tenant shall notify Landlord in writing of such assignment or transfer within thirty (30) days prior to the occurrence of such assignment or transfer; and

(3)	no Event of Default shall then exist and no default shall then exist which with the giving of notice or passage of time would become an Event of Default; and

(4)
said assignment or subletting shall not be for the operation of any business which would violate any of Prohibited Uses set forth in this Lease nor violate the terms of any exclusive use now in effect and/or granted by Landlord after the date of this Lease; and

(5)	said assignment or subletting shall be subject to all of the terms and conditions provided in this Lease.

In the event that Tenant so assigns this Lease or sublets the Leased Premises as permitted herein, Tenant shall pay to Landlord all reasonable legal fees incurred by Landlord in connection with the negotiation, drafting and/or review by Landlord's attorneys of the terms and provisions of any instrument of assignment or subletting.

(b)
Tenant shall have the right without the consent of the Landlord to assign this Lease as collateral security to Tenant's lender and to give a Security Interest in Tenant's Fixtures and Equipment to Tenant's Lender.

(c)
Notwithstanding any other terms and conditions of this Lease, no assignment or subletting shall, shall relieve the Tenant of its obligations under this Lease, and the Tenant shall at all times remain liable to fulfill all of the terms, covenants and conditions on the part of the Tenant to be performed under this Lease including, without limitation, the obligation to pay the Minimum Rent and Additional Rent and all other amounts which become due under this Lease.

(d)
In the event of an assignment of this Lease, Landlord shall give to Tenant, i.e. Embassy Bank, a copy of each notice of default at the same time as and whenever any such notice of default shall thereafter be given by Landlord to any assignee, addressed to Tenant, i.e. Embassy Bank, at its address last furnished to Landlord. Tenant, i.e. Embassy Bank, shall thereupon have the same period of time as the assignee does pursuant to the terms of this Lease in which to cure or correct such default. Landlord agrees to accept performance by Tenant, i.e. Embassy Bank, of any covenant, condition, or agreement on the assignee's part to be performed hereunder with the same force and effect as though performed by said assignee. The foregoing cure rights are subject to the rights granted to any leasehold mortgagee.

ARTICLE VII

MAINTENANCE OF BUILDING, ETC.

7.1	LANDLORD'S REPAIR OBLIGATIONS.

(a)
Landlord shall maintain or cause to be maintained, the Shopping Center and all utility lines servicing the Premises and located five (5) feet outside of the Premises, in good order and repair at Landlord's expense (which is reimbursable by Tenant as part of Common Area Maintenance [Article 16] and keep all Access Drive(s) and parking areas in good repair free of potholes, snow, ice and debris including repair, striping or maintenance of the parking lot which shall be part of Common Area Maintenance. Landlord has no obligation to repair or maintain any part of the building, drive-thru lanes or any improvement constructed by Tenant on the Premises.

(b)
If Landlord fails or refuses to make or perform any of the repairs, maintenance or replacements required to be performed by Landlord under this Lease, including Common Area Maintenance and if, Landlord, fails or refuses, within twenty (20) business days after written notice from Tenant to commence (and thereafter complete) or such shorter period in the event of an emergency or if Landlord fails to remove snow and debris after reasonable notice, or complete such repair, maintenance or replacements unless such the same are delayed by weather conditions or force majeure events, then Tenant shall have the right to make such required maintenance, repairs and replacements in which event Landlord agrees that it will on demand pay to the Tenant the cost thereof within thirty (30) days after a receipt of a bill together with copies of all invoices and if Landlord shall fail to make such payment, Tenant shall be entitled to offset the amount due against Minimum Rent, and other amounts due hereunder.

7.2
TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS. Except as otherwise provided in Section "7.1", Tenant covenants and agrees at its sole cost and expense to keep and maintain in good order, condition and repair (which obligation shall include replacements) all interior and exterior portions of the Premises which shall include but shall not be limited to the repair, maintenance, replacement and any required inspection of all exterior and interior structural portions of the building (including the walls, foundation, roof, gutters, downspouts, etc.) and all interior and exterior portions of all doors, plate glass and windows, drive-thru lanes, the Fixtures and Equipment and all other improvements at the Premises and/or used in connection with the Premises, the repair, maintenance and replacement of all carpeting and wall coverings, all signs and awnings of the Tenant, wherever located, permitted by this Lease, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning systems, sprinkler and fire protection systems, grease traps (even if located outside of building). Tenant further agrees to keep the Premises in a clean, sanitary and safe condition in accordance with the requirements of all public authorities having jurisdiction thereof. Tenant further agrees to replace all glass in the Premises. The Tenant has the obligation to maintain and pay for a service and maintenance contract for the heating, ventilating and air-conditioning systems, including routine preventative maintenance, including changing filters, belts and the lubrication of all moving parts from a service contractor authorized to service such systems by the manufacturer. Tenant shall be responsible for all janitorial services at the Premises. Tenant shall be responsible for any and all damages caused to the Premises and/or to third-parties arising out of and/or in connection with any work performed by the Tenant. All work and repairs, maintenance and replacements performed by the Tenant shall be performed in compliance with all Federal, State, local and municipal codes, rules and regulations.

7.3	TENANT'S ALTERATIONS.

(a)
Tenant shall not make any structural or other alterations, improvements and/or additions to the Premises including exterior color or other exterior finishes without first obtaining, in each instance, the written consent of Landlord, upon condition that such alterations, improvements and additions shall be made in accordance with all applicable laws, codes, rules and regulations in a good and first-class workmanlike manner. Prior to any alterations, improvements and additions being performed at the Premises by the Tenant, the Tenant agrees to supply to the Landlord plans and specifications in connection with the same. Notwithstanding the foregoing, the Tenant shall not make any changes, alterations or improvements which in any way impair the structural safety or stability of the Building or the Premises or affect the aesthetics of the exterior portion of the Building or the Premises,

(b)
Tenant shall have the right to erect and maintain antennae and satellite dishes on the roof of the Premises, provided (i) Tenant's plans for the installation and screening of such equipment are previously approved by Landlord which approval shall not be unreasonably withheld or delayed, (ii) Tenant repairs any damage to the roof caused by the making of the roof penetrations, including, but not limited to, the repair of the roof upon the removal of any equipment installed thereon, and (iii) Tenant complies with any applicable laws and ordinances. Landlord agrees to cooperate with Tenant in connection with any application to Lower Nazareth Township.

7.4	UTILITIES.

(a)
Landlord shall be responsible for running all utilities to within five (5) feet of the Building Pad (or to the transformer in the case of electrical service) at its sole cost and expense and Tenant shall pay for connecting such utilities to the building from such point and for the use of all utilities, such as gas, steam, water, sewer and electricity, heating and air-conditioning and all other utilities used by the Tenant at the Premises as separately metered to the Premises.

(b)
Landlord has advised Tenant that presently Met Ed ("Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Shopping Center. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider, so long as the same is at no expense to the Tenant and at a rate competitive with those of Met Ed and the Tenant shares in any premiums or incentive paid to the Landlord for switching to the alternate provider.

(c)
Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Premises' electric lines, feeders, risers, wiring, and any other machinery within the Premises.

(d)
Unless caused by the negligent act of Landlord, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relive Tenant from any of its obligations under the Lease.

7.5
SECURITY. Landlord shall have no responsibility or liability for providing any security for the Tenant or its assets, and Landlord is hereby released from and not responsible for any claims arising out of any thefts, break-ins or other losses incurred by Tenant arising out of any criminal activity, or intentional acts of third parties. Tenant shall be responsible for any and all security to be provided for its facility.

7.6
LIGHTING. Landlord agrees that Tenant shall be permitted to install on its building such lighting and related equipment as is required by all applicable laws and regulations, including but not limited to, any applicable state and/or federal ATM Safety Act. Tenant acknowledges that Landlord is to be provided with a copy of any and all plans and specifications in connection with said installations by Tenant, which shall be done at Tenant's sole cost and expense in accordance with all applicable laws and in a good and first-class workmanlike manner.

ARTICLE VIII

INDEMNITY AND PUBLIC LIABILITY INSURANCE
8.1	TENANTS INDEMNITY.

(a)
Tenant agrees to defend, indemnify and save harmless Landlord from and against all suits, claims or causes of action and any loss, costs and expenses of whatever nature arising from, or claimed to have arisen from, any action, omission or negligence of Tenant, its employees, agents, servants, contractors or invitees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date on which Tenant first enters the Premises to commence its construction work and thereafter which accident, injury or damage occurred, or is claimed to have occurred, at or in connection with the Premises and/or in connection with Tenant's use of the Building Perimeter. In the event Landlord shall be made a party to any litigation or proceeding commenced by or against Tenant (except with respect to suits or litigation commenced by Tenant against Landlord as a result of a breach of this Lease by Landlord), then Tenant shall protect and hold Landlord harmless and shall pay all costs and expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation or proceeding and shall satisfy any judgment or fines that may be entered against Landlord in such litigation or proceeding.

(b)
Tenant agrees to maintain in full force and effect during the term of this Lease, a policy of comprehensive commercial general public liability insurance under which Tenant is a named insured, and under which the insurer agrees to defend, indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all loss, cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in the first paragraph of this Section "8.1" and otherwise, in the form of such standard coverage from time to time available in the Commonwealth of Pennsylvania. Such policy, which may be a blanket policy covering other premises, shall be non- cancelable with respect to Landlord and Landlord's said designees without thirty (30) days' prior written notice to Landlord, and a duplicate original or certificate thereof and of each renewal or replacement thereof during the term of this Lease shall be delivered to Landlord. The minimum limits of liability of such insurance per occurrence shall be Five Million Dollars ($5,000,000) level limits for bodily injury (or death) and property damage. The Landlord shall be an additional insured on said policy using ISO Form 20-26. The said policy shall contain a contractual indemnity clause. Tenant's insurance shall also include contractual liability coverage products and completed operations liability. Landlord shall review Tenant's insurance policy and provide written approval, if acceptable by Landlord, of same within ten (10) days of receipt.

8.2
INJURY CAUSED BY THIRD PARTIES. Except as provided in Section 8.3 below, to the maximum extent this Lease may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Shopping Center, or by any other unrelated third parties or for any loss or damage resulting to Tenant or those claiming by, through or under Tenant or its or their property from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or conduits, except that the foregoing shall not apply to any loss or damage resulting from any negligence of the Landlord.

8.3	LANDLORD'S INDEMNITY.

(a)
Landlord agrees to defend, indemnify and save harmless Tenant from and against all suits, claims or causes of action and any loss, costs and expenses of whatever nature arising from, or claimed to have arisen from, any action, omission or negligence of Landlord, its employees, agents, servants, contractors or invitees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date on which Landlord first commences its construction work and thereafter which accident, injury or damage occurred, or is claimed to have occurred, at or in connection with the Premises or the Shopping Center and/or in connection with Landlord's use of the Premises. In the event Tenant shall be made a party to any litigation or proceeding commenced by or against Landlord (except with respect to suits or litigation commenced by Landlord against Tenant as a result of a breach of this Lease by Tenant), then Landlord shall protect and hold Tenant harmless and shall pay all costs and expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation or proceeding and shall satisfy any judgment or fines that may be entered against Tenant in such litigation or proceeding and shall satisfy any judgment or fines that may be entered against the Tenant in such litigation or proceeding,

(b)
Landlord agrees to maintain in full force during the term of this Lease a policy of public liability and property damage insurance under which Landlord is a named insured, from and against all costs, expenses and/or liability arising out of any and all accidents, injuries and damages mentioned in the first paragraph of this Section "8.3", in the form of such standard coverage from time to time available in the Commonwealth of Pennsylvania. The limits of liability of such insurance per occurrence shall be Five Million Dollars ($5,000,000) level limits for bodily injury (or death) and property damage. The Tenant shall be an additional insured on said policy using ISO Form 20-26.   Such policy, which may be a blanket policy covering other premises, shall be noncancelable without thirty (30) days' written prior notice to Tenant and a duplicate or original or certificate and each renewal or replacement thereof shall be delivered to Tenant.

8.4
SCOPE OF INDEMNITY. The indemnity and hold harmless agreements of Landlord and Tenant contained herein shall include indemnity against all costs, and expenses incurred in or in connection with any such claim and the defense thereof, before, during and at trial and any appeal, and each party agrees to provide the other with prompt written notice of any claim as to which such party invokes the indemnity agreement in such party's favor, and shall afford the other party a reasonable opportunity to defend the same.

ARTICLE IX

LANDLORD'S ACCESS TO PREMISES
REIMBURSEMENTS AND RIGHTS OF SELF HELP

9.1
LANDLORD'S RIGHT OF ACCESS.   Landlord shall have the right with reasonable prior notice to Tenant and at times reasonably convenient to Landlord and Tenant, and accompanied by a representative of Tenant to make access available to prospective or existing mortgagees or purchasers of any part of the Shopping Center or to inspect the Premises to determine if repairs are required. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may by notice demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made (at such times and in such manner as to minimize any interference with Tenant's business operations in the Premises), and the Landlord shall not be responsible for any loss or damage to Tenant's business by reason thereof except if such loss or damage arises out of the negligence of Landlord as provided herein. If Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the reasonable cost thereof, and if it shall default in such payment, Landlord shall have the remedies provided for the non-payment of rent or other charges payable hereunder. Likewise, if any repairs are required to be made by Landlord under the terms of this Lease, and it fails or refuses to make such repairs, within a reasonable time after notice from Tenant of the need for such repairs, then Tenant shall have the right to make such required repairs in which event Landlord agrees that it will on demand pay to the Tenant the cost thereof. In the event of an emergency where something is required to be done forthwith in order to avoid damage, either party shall have the foregoing right of self-help without the requirement of formal notice; however, this emergency right as well as the foregoing right of self-help shall be carefully and judiciously exercised by either party, it being understood and agreed that wherever possible, the party initially responsible for taking such action should be given sufficient opportunity so to do in order to avoid any conflict with respect to whether or not self-help should have been invoked or with respect to the reasonableness of the expenses thus incurred.

9.2
EXHIBITION OF SPACE TO PROSPECTIVE TENANTS. For a period commencing twelve (12) months prior to the expiration of the term of this Lease, Landlord may, at reasonable times upon notice to Tenant, have access to the Premises accompanied by a representative of Tenant for the purpose of exhibiting the same to prospective tenants.

ARTICLE X

INSURANCE

10.1	FIRE AND EXTENDED COVERAGE INSURANCE.

(a)
Tenant shall keep the Premises and all leasehold improvements installed in the Premises by the Tenant (and all of Tenant's Trade Fixtures and Equipment, Tenant's merchandise, furnishings, equipment, personal property and plate glass, Tenant's wall covering, floor covering, carpeting and drape, and fixtures and equipment installed by Tenant) insured against loss or damage by fire, with the usual extended coverage and all risk endorsements, including flood and earthquake, in amounts not less than the full insurable, replacement value thereof above foundations. Tenant shall also obtain rental interruption insurance for the benefit of the Landlord. Landlord shall be named as an additional insured on said policy using ISO Form 20-26.

(b)
If Tenant fails to obtain or maintain the policy required by section 10.1 (a) above, this shall be considered an Event of Default under this Lease which must be cured upon three (3) days written notice. In the event Tenant fails to maintain the insurance provided for herein, Landlord may obtain such policy and in such event, Tenant agrees to pay Landlord, as Additional Rent, all such insurance premiums separately assessed against the Premises or Tenant's Allocable Share, if such insurance is contained in a blanket policy covering the Shopping Center, as computed under Section "12.3", of any such insurance premiums for the Premises as computed under Section "12.3", as estimated by Landlord. In addition, Tenant shall pay to Landlord its Allocable Share of such premiums relating to the Common Areas, within twenty (20) days after Tenant receives a bill for such premium from the Landlord.   For the insurance years in which this Lease commences and terminates, the provisions of this paragraph shall apply and Tenant's liability for its Allocable Share of any insurance for such year shall be subject to a pro-rata adjustment based on the number of days of said year(s) during which the term of this Lease was in effect.

10.2
SPRINKLER SYSTEM. The Tenant shall perform and pay for all charges levied or assessed for services and maintenance related to the sprinkler or to fire protection of the said systems servicing only the Premises.

10.3
FIXTURES AND EQUIPMENT INSTALLED BY TENANT. The Tenant shall also at its sole cost and expense, be responsible for carrying insurance against fire and such other risks as are from time to time reasonably required by the Landlord, including, but not limited to a standard "All Risk" policy of property insurance protecting against all risk of physical loss or damage in amounts not less than the replacement cost covering the Fixtures and Equipment, Tenant's merchandise, wall coverings, floor coverings, carpeting, drapes and other equipment and items of personal property. Tenant shall provide to Landlord certificates of insurance (and of each renewal or replacement thereof) evidencing the above. In the event Tenant fails to provide a certificate of insurance evidencing compliance with this Section, Landlord may, but is not obligated to, obtain such insurance and Tenant shall pay to Landlord the premium therefore upon demand.

10.4
INSURANCE RATES. Tenant covenants and agrees that it shall not permit anything to be done in or upon the Premises or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises and/or the Building and/or the Shopping Center above the standard rate on said Premises and/or Building and/or the Shopping Center for the Permitted Use(s), but if it shall do so, it will promptly pay to Landlord on demand any such increase resulting therefrom, which shall be due and payable on demand as additional rent hereunder.

10.5
NON-SUBROGATION AGAINST TENANT. Landlord hereby releases Tenant or anyone claiming through the Tenant from any liability or responsibility (to Landlord or anyone claiming through or under Landlord by way of subrogation) for any loss or damage to Landlord's property or loss of rents caused by fire or other risks covered, or required hereunder to be covered, in Landlord's fire policies and in Landlord's policies of rental insurance, if any, even if such loss or damage shall have been caused by the fault or negligence of Tenant (or its agents or employees) provided, however, that this release shall apply and be effective if and only so long as the loss or damage in question shall be covered, or under the Landlord's said insurance required hereunder would have been covered, by a policy or policies containing a clause or endorsement substantially to the effect that any such release by the insured shall not adversely affect, impair, or prejudice the right of the insured to recover for such loss or damage. Landlord agrees to use its best efforts to have such policies contain such clause or endorsement without any extra charge or premium therefor, but if there shall be any extra charge or premium, Landlord shall be excused from obtaining or maintaining such clause or endorsement in said policies unless Tenant shall promptly after notice reimburse Landlord for such extra charge or premium. Upon request of Tenant, Landlord shall furnish Tenant with evidence of the inclusion of such clause or endorsement in such policies; and Landlord shall notify Tenant if such clause or endorsement is thereafter deleted from such policies or any renewals thereof.

10.6
NON-SUBROGATION AGAINST LANDLORD. Tenant hereby releases Landlord or anyone claiming through the Landlord from any liability or responsibility (to Tenant or anyone claiming through or under Tenant by way of subrogation) for any loss or damage to Tenant's property or loss of income caused by fire or other risks covered, or required hereunder to be covered, in Tenant's fire policies and in Tenant's policy of business interruption insurance, if any, even if such loss or damage shall have been caused by the fault or negligence of the Landlord or its agents or employees; provided, however, that this release shall apply and be effective if and only so long as the loss or damage in question shall be covered, or under the Tenant's insurance required hereunder would have been covered, by a policy or policies containing a clause or endorsement substantially to the effect that any such release by the insured shall not adversely affect, impair, or prejudice the right of the insured to recover for such loss or damage. Tenant agrees to use it best efforts to have such policies contain such clause or endorsement without any extra charge or premium therefor, but if there shall be any such extra charge or premium, Tenant shall be excused from obtaining or maintaining such clause or endorsement in said policies unless Landlord shall promptly after notice reimburse Tenant for such extra charge or premium. Upon request of Landlord, Tenant shall furnish Landlord with evidence of the inclusion of such clause or endorsement in such policies, and Tenant shall notify Landlord if such clause or endorsement is thereafter deleted from such policies or any renewals thereof.

ARTICLE XI

DAMAGE OR DESTRUCTION

11.1
If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and this Lease shall continue in full force and effect except as hereinafter set forth.

11.2
Subject to the foregoing provisions of this Section 11, in the event of damage to, or destruction of, the Demised Premises by fire or other casualty, with respect to which Tenant has not terminated this Lease or is not entitled to terminate this Lease, regardless of whether or not the insurance proceeds are sufficient Tenant's responsibility shall be to restore or cause to be restored the affected portion of the Demised Premises, to the extent necessary to permit the restoration and use and enjoyment of the Demised Premises. Tenant's restoration shall be commenced within thirty (30) days of the damage or destruction and receipt of insurance proceeds (but except in the case of an act of God, not later than sixty (60) days after the damage or destruction), and shall be performed diligently.

11.3	ABATEMENT OF RENT AND OTHER CHARGES. The Minimum Rent and any other charges due to the Landlord from the Tenant under this Lease shall not be abated or reduced as a result of damage to the Premises.

ARTICLE XII

TAXES

12.1	REAL PROPERTY TAXES.

(a)
Tenant shall pay all real property and school taxes separately assessed against the Tax Parcel located within Lower Nazareth Township as shown on Exhibit "S". These taxes shall include property tax assessments, water and sewer rent rates and charges, parking and environmental surcharges, and any other governmental charges and all other forms of real property taxes and assessments of every name, nature and description, general and special, ordinary and extraordinary, which may be levied or assessed by any lawful authority against the Premises and the Tax Parcel (collectively called "Real Property Taxes"). The Tax Parcel comprises 23% of the area of the entire tax parcel located in Lower Nazareth Township. Tenant shall pay 23% of the Real Property Taxes associated with the land value only for the Tax Map Parcel and 100% of the Real Property Taxes associated with the Building and all other Improvements on the Tax Parcel. Notwithstanding the foregoing, Tenant shall not be responsible to pay all real property and school taxes separately assessed against the Tax Parcel located within Palmer Township as shown on Exhibit "S".

(b)
Tenant agrees that following the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent and within twenty (20) days after receipt of a bill therefor, the amount of Tenant's Allocable Share of all Real Property Taxes, computed as of the Rent Commencement Date for the then current tax fiscal year which have been prepaid by the Landlord. Such amount shall be calculated on the basis of the number of days (from the Rent Commencement Date) remaining in each such current tax fiscal year.

(c)	INTENTIONALLY OMITTED.

(d)	Tenant may seek a reduction in the assessed valuation (for Real Property Tax purposes) of the Tax Parcel at its sole cost and expense.

(e)
Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge or assessment upon or against the rents payable by Tenant to Landlord, or upon or against the Common Areas, whether by way of substitution for or in addition to . any existing Real Property Tax or otherwise, Tenant shall be responsible for and shall pay Tenant's Allocable Share of such tax in the manner provided in Section "12.3".

12.2
PERSONAL PROPERTY TAXES. Tenant shall pay all such taxes which may be lawfully charged, assessed, or imposed upon the personal property and Fixtures and Equipment in the Premises, including taxes on any signs of Tenant located anywhere in the Shopping Center, and Tenant shall pay all license fees which may be lawfully imposed upon the business of Tenant conducted upon the Premises or in connection with the maintenance of any such signs.

12.3	DEFINITION OF TENANT'S ALLOCABLE (OR PRO RATA) SHARE OF INSURANCE

(a)
Tenant's Allocable Share of Insurance Premiums pursuant to Section "10.1" shall be the product of multiplying the amount of said Insurance Premiums separately by a fraction, the numerator of which is the number of square feet in the Tax Parcel as shown on Exhibit "S"and the denominator of which is the square footage of the area in the Shopping Center (not including the parcel noted as Future Shopping Center), Tenant's Allocable Share of Insurance Premiums is 23% currently. In the event that certain tenants in the Shopping Center pay their own Real Property Taxes or Insurance, such tenants shall, nevertheless, be required to pay their proportionate share of Real Property Taxes or insurance assessed covering the Common Areas.

(b)
Tenant's said allocable share of such Real Property Taxes and Insurance charges shall be equitably adjusted for and with respect to the first and last partial tax years, if any, within the Lease Term. Where the applicable tax bills and computations are not available prior to the expiration of the Lease Term, then a tentative computation shall be made on the basis of the previous year's taxes payable by the Tenant pursuant to the provisions hereof and a final computation shall be made promptly after all bills and computations are available for such period.

(c)
Tenant's said allocable share of said Insurance and charges shall be due and payable within twenty (20) days after receipt by Tenant of Landlord's invoice together with a copy of the bills involved and such other information reasonably relating thereto.

ARTICLE XIII

EMINENT DOMAIN
13.1	EFFECT OF CONDEMNATION.

(a)
As used in this Section the word "taking" or "taken" shall be deemed to mean the acquisition or condemnation by Eminent Domain for any public or quasi public use or purpose under any law or by a private purchase in lieu thereof by a public body vested with the power of Eminent Domain.

(b)
If the entire Premises shall be taken, then in such event this Lease shall cease and terminate from the date of title vesting in such public body (subject to the terms and conditions set forth herein).

(c)
If a portion of the building on the Premises or adjacent parking area or access to same, as in the reasonable opinion of Landlord or Tenant, would render the balance of the Premises unsuitable for the purposes of Tenant, shall be taken or if in the reasonable opinion of the Landlord or the Tenant a taking shall result in such a diminution of the parking area in the Shopping Center as would make it economically impracticable to continue to operate the business of the Tenant because of lack of adequate and available parking facilities, or if in the reasonable opinion of the Landlord or the Tenant a taking shall deprive the Premises or the Shopping Center of adequate and convenient motor vehicle access to any of the principal highways serving the Shopping Center, then Landlord or the Tenant, upon written notice to Tenant or Landlord, as the case may be, shall be entitled to terminate this Lease, provided that such notice is given before the last to expire of the thirty (30) day period after the taking authority has taken actual physical possession of any portion of the Premises, said parking area or said highway access and twenty (20) days after notice from Landlord to Tenant or Tenant to the Landlord of the fact of such taking. Should any part of the Premises be so taken and should this Lease not be terminated in accordance with the foregoing provision, Tenant covenants and agrees promptly upon such taking to expend so much as may be necessary of the net amount which may be awarded or granted to it in such proceeding or acquisition and available (subject to the rights of the holder of any mortgages covering the Premises) in restoring the Premises to an architectural unit as nearly like their condition prior to such taking as shall be practicable, subject to zoning and building laws then in existence.

13.2
DIVISION OF AWARD. Out of any award for any taking of Landlord's interest in the Premises, Landlord shall be entitled to receive and retain the amounts awarded for the value of the Ground Lease and Tenant shall have the right to file a claim and/or to obtain an award for the value of the unexpired term of this Lease and all Leasehold Improvements, the building and for the depreciated value of the Fixtures and Equipment and the Tenant's moving expenses and loss of business and the Tenant shall have the right to be a party to the acquisition or condemnation proceeding to make a claim for all of such aforesaid damages.

13.3
ABATEMENT OF RENT AND OTHER CHARGES. In the event of any such taking, a fair and just proportion thereof, shall be suspended or abated pending restoration by Tenant, and in the event this Lease is terminated by reason of such taking any prepaid rent or other charges shall be refunded to Tenant. If this Lease is not terminated by reason of such taking, Tenant shall be entitled to and receive a proportionate reduction in Minimum Rent according to any reduction in the size of the Leased Premises. The base Minimum Rent and all charges due from the Tenant hereunder which are based on the ratio of Tenant's Allocable Share shall also be adjusted downward in the same percentage as Minimum Rent is so reduced.

13.4
In the event that the Landlord or the Tenant decides not to terminate this Lease as aforementioned, the Landlord shall use its best efforts to restore the remaining portion of the Shopping Center (if applicable), other than the Premises which Tenant is responsible to restore, to an architectural unit as nearly like its condition before any such taking as Landlord deems practical (subject to zoning and building laws then in existence). In the event that the Landlord decides to rebuild the Shopping Center (if applicable) and the Tenant has not exercised its right to terminate this Lease as provided for in this Lease, the Tenant shall restore the Premises and/or repair and/or rebuild or replace the Fixtures and Equipment together with any other items used at and/or in connection with the Premises.

ARTICLE XIV

DEFAULT

14.1	(a)	EVENTS OF DEFAULT: The following shall be Events of Default under this Lease:

(1)
Tenant shall neglect or fail to pay any installment of Minimum Rent, Additional Rent or any portion thereof or any other payments due under this Lease after the same shall become due after ten (10) days notice of the failure to make such payment and demand therefor;

(2)
Tenant shall neglect or fail to perform or observe any other covenant, term, provision or condition contained in the Lease on its part to be performed or observed within thirty (30) days after notice of such failure or if more than thirty (30) days shall be required to cure such default because of the nature of the default, if Tenant shall fail to proceed diligently to cure such default after the expiration of such thirty (30) day period;

(3)	The estate hereby created shall be taken on execution or by other process of law;

(4)
Tenant under this Lease shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property under this Lease by a court of competent jurisdiction, or a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted, and such appointment, petition or proceeding is not dismissed within one hundred twenty (120) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangement under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts; and/or

(5)
Tenant shall fail to open as an Embassy Bank within twelve (12) months after Substantial Completion of the Building Pad, provided that such failure to open is not the result of (i) a delay caused solely by Landlord's failure to complete Landlord's Work or (ii) a force majeure event. Notwithstanding the foregoing, Tenant shall not be relieved from its obligation to Rent and all other charges due hereunder upon the Rent Commencement Date.

(b)
Landlord's Remedies: Upon the occurrence of any Event of Default (notwithstanding any waiver of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord may, at its option:

(1)
Terminate this Lease and the term hereof upon giving to the Tenant five (5) days written notice of the Landlord's intention to terminate this Lease. This Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration thereof,

If the Tenant shall remain in the Premises after the expiration date of this Lease, the Tenant will be deemed a hold-over tenant and the Tenant agrees that the Landlord shall have the right to immediately commence a summary proceeding for eviction in the proper local court; or

(2)
Immediately, or at any time after the occurrence of an Event of Default, subject to proceedings to regain possession or eviction commenced in the appropriate municipal court, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate.

(3)	Seek damages and avail itself of any remedies in a court of proper and competent jurisdiction as a result of Tenant's default under this Lease,

(c)
Tenant's Obligations After Termination: Tenant covenants and agrees, notwithstanding any termination of this Lease or entry or re-entry by Landlord whether by summary proceedings or otherwise, to pay and be liable for, in advance, for the entire amount of the Minimum Rent and estimated Additional Rent due for the balance of the Lease term, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord (which may be less than the Minimum Rent herein) in reletting (but not in excess of sums due from Tenant to Landlord under this Lease) for the actual terms of the Lease for any replacement tenant, excluding options, after deduction of all reasonable expenses incurred in reletting the Premises and in collecting the rent in connection therewith, including reasonable attorneys' fees. Such reasonable expenses of reletting shall include, but not be limited to, brokerage commissions, expenses of remodeling and incentive rent or free rent for a period of time. Landlord agrees to use commercially reasonable efforts to mitigate Tenant's damages by attempting to re-let the Premises to another compatible Tenant.

(d)
Litigation Expenses: In the event that Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under the provisions of this Lease, or in connection with Tenant's or Landlord's default hereunder the unsuccessful party by final order, decree or judgment in such litigation by a court of competent jurisdiction shall reimburse the successful party for all reasonable costs and expenses (including reasonable attorneys' fees and court costs) incurred by such successful party in connection with obtaining such final order, decree or judgment.

(e)
In the event of termination of this Lease as a result of default, or otherwise, the building and all leasehold improvements shall be deemed to be the property of the Landlord and Tenant shall have no further claim or interest in said property.

(f)
Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge that Tenant's liability upon a default is subject to the limitations provided in 12 U.S.C. Section 182l(e)(4). Therefore, in the event (a) Tenant, but not its assignees, shall become subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code or similar proceeding during the term of this Lease, or (b) the depository institution operated by Tenant is taken over by any depository institution supervisory authority (hereinafter referred to as the "Authority") during the term of this Lease, Lessor may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority or pursuant to an order of the Court with jurisdiction over such case or proceeding, or upon the expiration of the stated term of this Lease as provided herein, provided that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages or indemnity resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event exceed all accrued and unpaid rent and additional rent due as of the date of termination.

ARTICLE XV

TENANTS SIGNS

15.1	TENANT'S SIGNAGE RIGHTS.

(a)
Subject to Landlord's approval, Tenant shall have the right to obtain, install, maintain, at its sole cost and expense, the following signs or such signs as may be approved by the Municipality (provided that such signs do not violate any federal, state or municipal codes, rules and regulations and are approved by Lower Nazareth Township);

(1)	The signs located on the building more particularly shown on Exhibit "T- 1" in such location(s) as is shown on Exhibit "T-l" attached hereto;

(2)
Tenant's 4 x 4 monument sign panel shown on Exhibit "T-2" in such location as is shown on Exhibit "S" attached hereto. All signs and any substitutions or replacements thereof shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld and such substitutions or replacements must comply with all local laws and regulations.

(b)
All such signs of Tenant set forth in subparagraph (a) above shall comply with all applicable building codes and zoning laws and regulations, shall advertise only Tenant's business and, shall be constructed and maintained in good repair at Tenant's expense, and Tenant shall pay the cost of any electricity consumed in illuminating such signs. None of the signs referred to in subparagraph (a) above shall be flashing, blinking or of a raceway type. All signs must be channel letters (not box signs).

(c)
The Landlord agrees to procure all necessary permits for the monument sign described herein. The cost of the signs and installation thereof shall be paid by the Tenant. Landlord will bring electric service to the base of the monument sign but shall not supply any transformers.

(d)	Landlord agrees not to erect any additional signs within the Shopping Center which would unreasonably obstruct the view of the Embassy Bank branch from adjacent streets.

ARTICLE XVI

COMMON AREA MAINTENANCE

16.	(a)
Common Areas shall include all areas of the Shopping Center not covered by Buildings, including but shall not be limited to, all parking areas and facilities, roadways, driveways, entrances and exits, truck serviceways, utilities, retaining and exterior walls, sidewalks, open malls, outside courts, landscaped and planted areas, service corridors, service areas, loading docks, public rest rooms, if any, equipment, signs and any special services provided by Landlord for the common or joint use and benefit of all tenants in the Shopping Center, their employees, customers and invitees.

(b)
Landlord shall make available the Common Areas for the common benefit of the tenants and occupants of the Shopping Center. Landlord shall operate, manage, equip, insure, repair and maintain such Common Areas for their intended purposes in a first class manner as Landlord shall reasonably determine. Landlord shall at all times have the right to reasonably determine, reasonably change or reasonably alter the nature, extent, size or location of the Common Areas, provided such alterations do not affect access to or visibility of the Premises and Landlord shall not be subject to liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent on account of any such determination or change, nor shall any such action be deemed an actual or a constructive eviction of Tenant. It is understood and agreed that Landlord may construct or demolish and reconstruct additional improvements and buildings on the parcels designated as Out Parcels or "Future" or "Small Shops" on the Site Plan but not otherwise in the Common Areas and incorporate such parcels into the Shopping Center which parcels shall be subject to all conditions imposed on all tenants by virtue of the leases entered into by Landlord. In addition, Landlord may erect the monument sign shown on the site plan and other reasonable signs in connection with the Out Parcels provided they do not block the view of Tenant's signs. Landlord shall also have the right to operate a kiosk in the Common Areas but not in front of the Premises in the no-build area, if any, outlined on Exhibit "S".

(c)
Tenant and its officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord, subject to such reasonable regulations as Landlord may from time to time impose uniformly on all Tenants in the Shopping Center. Employee parking areas, if any, for Tenant's employees shall be designated on Exhibit "S". Tenant agrees to abide by such reasonable regulations and to use its best efforts to cause its officers, employees, customers and invitees to conform thereto. Landlord may at any time close temporarily the Common Areas or any portion thereof to make repairs or changes to prevent the acquisition of public rights therein, or to discourage non-customer parking, and may do such other acts in and to the Common Areas as in its reasonable judgment may be desirable to improve the convenience thereof. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their permitted officers, employees, agents, customers, and invitees, to use any part of the parking areas and other Common Areas.

(d)
Tenant shall pay all CAM charges relating to the Common Areas shown on Exhibit "S". Tenant shall pay Tenant's CAM in monthly installments of one twelfth (1/12th) of the annual amount of such share as is reasonably estimated by Landlord. After the end of each Lease Year or partial Lease Year, Landlord shall give Tenant a statement (prepared in accordance with Shopping Center Practices, including a detail of all CAM Expenses listed below for which the Tenant is liable, as provided by this Lease) of CAM for that year. The statement shall be binding upon Tenant unless objected to by Tenant within twelve (12) months after it is given. If such statement shows that Tenant's CAM exceeds the monthly installments previously paid to Landlord, then Tenant shall pay Landlord the excess. If such statement shows that Tenant's monthly installments exceeds Tenant's CAM, then the overpayment to Landlord shall be paid by Landlord to Tenant or, at Landlord's election, credited to the next amount due from Tenant to Landlord under this Lease. Provided Tenant is not in monetary or other material default under the terms of this Lease, Tenant shall have the right not more often than once per Lease Year, to conduct an audit, following at least fifteen (15) days written notice and during business hours of Business Days, of Landlord's books and records pertaining to Common Area Maintenance and Real Estate Taxes at the offices of the Landlord. Only one audit is permitted for any Lease Year. Audits must be conducted within six (6) months of receipt of Landlord's summary of CAM changes for any given year. Any errors must be claimed within three (3) months of the Audit or such claim is waived. Tenant's audit shall be at its sole cost and expense unless such an audit reveals an error in Landlord's statement which increased CAM by more than three percent (3%) as disclosed by the audit, in which event Landlord shall pay Tenant within thirty (30) days after demand the reasonable costs of such audit. Tenant shall not have any right to audit Landlord's books and records for any period ending more than twelve (12) months prior to the date the audit notice is given. Notwithstanding anything to the contrary contained herein, Landlord's failure to provide such CAM cost statement to Tenant in a timely manner shall in no way excuse Tenant from its obligation to pay its CAM costs or constitute a waiver of Landlord's right to bill and collect such CAM costs from Tenant in accordance with this clause.

(e)
CAM means all costs incurred or paid by Landlord for the operation, maintenance, replacement and repair of the Common Areas (not the buildings located in the Shopping Center), including but not limited to, landscaping, parking lot repaving (not more than once each 10 years), access road repaving (not more than once each 5 years), repairing and striping, snow removal, pest control, common area utilities, including irrigation water, sanitary clean out and control as to lines servicing the Premises, exterior lighting (including maintenance of fixtures and replacement of light bulbs), removal of common area trash, supplies, security, traffic control devices, the amortized cost of the reasonable purchase or lease of any machinery, equipment or vehicles used in connection with the operation or maintenance of the Common Areas, repair and replacement of on-site water, sanitary and storm sewer lines as to lines servicing the Premises, maintenance of on-site drainage facilities, any governmental impositions or surcharges, repair to retaining walls, maintenance and other personnel performing the above activities (including wages, benefits, unemployment, social security taxes and workers' compensation insurance), pedestrian traffic control and an administrative charge equal to fifteen percent (15%) of the CAM costs. The fifteen percent (15%) CAM administrative charge shall not include CAM costs related to real estate taxes, utilities and insurance payments. CAM also includes the premiums for Landlord's Liability insurance for the Common Areas. Notwithstanding anything to the contrary herein, Tenant shall be responsible for snow removal for the sidewalks surrounding the Premises and for landscaping the areas surrounding the Premises. Landlord agrees to be responsible for snow removal from Tenant's drive-thru area, provided that, such expense shall be included in CAM costs.

Notwithstanding the foregoing, CAM shall not include costs incurred or paid for: repairs and replacement of roofs; structural repairs and replacements to the Buildings; all costs and depreciation and amortization of the initial construction and installation of the Common Areas of the Shopping Center including without limitation, the initial construction of all paving areas, driveways, aisles, sidewalks, traffic and safety equipment signs, landscaping and other improvements; leasehold improvements, negotiating, amending, extending, administering or terminating leases with any tenant including, without limitation, brokerage commissions, architectural or legal services; payments under mortgages or ground leases encumbering all or any part of the Shopping Center; cash reserves for replacement of facilities; curing defects in the construction of the Buildings; capital costs or capital improvements and repaving the entire parking areas more often than once every ten (10) years (repaving once every ten (10) years is a permitted CAM cost) (patching the parking area is a permitted CAM cost); and repaving the entire Access Road more often than once every five (5) years (repaving once every five (5) years is a permitted CAM cost) (patching the Access Road is a permitted CAM cost); repairs and other costs incurred for the sole benefit of any tenant; Landlord's charitable or political contributions; costs of refinancing, selling or otherwise transferring ownership of the Shopping Center and/or improvements thereon; general overhead and administrative expenses not directly related to the operation and management of the Shopping Center; and further provided that any costs incurred with respect to the Common Areas which have been charged to and paid directly by Tenant or another tenant (as part of Tenant's Pro Rata Share or another tenant's share of CAM) and which have been reimbursed to Landlord from condemnation or insurance awards shall, after deducting Landlord's costs in obtaining such awards, be deducted from CAM for the year in which Landlord receives such payments or awards. Also, upon the development of the "Developer's Future Area" (as depicted on Exhibit "S"), or in the event any other tenant shall utiltize the Access Drive (as depicted on Exhibit "S"), such other tenant shall be responsible for their pro rata share of maintenance, repair and other applicable CAM costs related to such Access Drive.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.1
MECHANIC'S LIENS. Tenant agrees to pay, when due, all sums of money that may become due for, any labor, services, materials, supplies, or equipment alleged to have been furnished or to be furnished to or for Tenant, in, upon or about the Premises except that Tenant may in good faith contest bills for such labor, services, materials, supplies or equipment. Notwithstanding the foregoing, Tenant will not permit any mechanics or materialmen or other liens to stand against the Premises or the Shopping Center or Landlord's interest therein. The Tenant agrees to immediately remove or bond off any such liens within thirty (30) days after notice of such lien by Landlord or any other party. Tenant agrees to indemnify and hold harmless Landlord of and from any liability, damages, expenses, fees, penalties, actions, causes of action, suits, costs, claims or judgments arising out of or in connection with any such liens.

If either party has not removed a lien or taken such action with respect thereto which is acceptable to the other party hereto as required in Section 17.1 within thirty (30) days after notice, the party giving notice may discharge same by payment, deposit, bonding against collection against the Premises, order of a court of competent jurisdiction or otherwise and the notified party shall pay the notifying party the amount so paid or deposited, with interest thereon at the Default Rate.

17.2
WAIVER, Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be construed as a waiver by either party of any of its rights hereunder. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

17.3
DISPUTES. It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease; if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease.

17.4
INTEREST. Any payment to be made pursuant to the provisions of this Lease (other than any amount paid under protest as provided in this Lease) which is not paid within ten (10) days after the date when due shall bear interest from the due date thereof until paid at an annual rate of interest equal to the lesser of (i) the per annum interest rate from time to time publicly announced by The Wall Street Journal (or similar successor print or electronic publication) as the prime rate, plus four percent (4%) or (ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate, not exceeding 18% per annum.

17.5
INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

17.6
NOTICES. Whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by recognized overnight delivery service or by personal service.

If intended for Landlord, addressed to it at the present mailing address of Landlord set forth in Section "1.2" above with a copy to Howard M. Rittberg, Esq., Levene, Gouldin & Thompson, LLP, 450 Plaza Drive, Vestal, New York 13850 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice);

If intended for Tenant, addressed to it at the present mailing address of the Tenant as set forth in Section "1.2" with a copy to Robert H. Jacobs, Esq., 8 Centre Square, Easton, Pennsylvania 18042 (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when received by the party to whom addressed (or when delivery is refused) after being sent by United States mail within the Continental United States or with such recognized overnight delivery service, provided that the same are received in the ordinary course at the address to which the same were sent. Notice from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party. If a party fails to pick up or sign for such notice any notice may then be served personally by a process server who must thereafter sign an affidavit with respect to such service.

17.7
PROMOTIONAL EVENTS; ACCESS. Landlord agrees that Landlord and the Shopping Center manager will advise Tenant and will use reasonable efforts to minimize any adverse effect upon Tenant's business in the Premises resulting from any promotional event intended or likely to draw a large crowd to the Shopping Center.

17.8	INTENTIONALLY OMITTED.

17.9	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Pennsylvania.

17.10	DEFINITION OF TERM. As used in this Lease the words "term" "Term" or "Term of this Lease" shall include any extension of the term, unless otherwise specifically stated.

17.11
PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

17.12
ESTOPPEL CERTIFICATE OF LANDLORD. Within ten (10) days after request by Tenant or Tenant's Lender, Landlord, from time to time and without charge, shall deliver to Tenant or Tenant's Lender or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument, certifying: (i) that the rents are paid to date, and that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification; and (ii) whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by Tenant of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any.

Such certification shall not prevent Landlord from thereafter asserting any existing default of which Landlord did not have actual knowledge on the date of execution thereof.

17.13
ESTOPPEL CERTIFICATE OF TENANT, Within ten (10) days after request by Landlord or Landlord's ground lessor or mortgagee, Tenant, from time to time and without charge, shall deliver to Landlord or the requesting party, or to a person, firm or corporation, specified by Landlord, a duly executed and acknowledged instrument, certifying: (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification; and (ii) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any; and (iii) whether or not there are any then existing permitted set-offs or defenses by Tenant, and if so, specifying them; and (iv) the dates to which the Minimum Rent and Additional Rent have been paid.

Such certification shall not prevent Tenant from thereafter asserting any existing default of which Tenant did not have actual knowledge on the date of execution thereof.

17.14
RELATIONSHIP OF THE PARTIES. Landlord shall not be responsible for any debts incurred by the Tenant in the conduct of Tenant's business. Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than Landlord and Tenant.

17.15
AUTHORITY. Each party hereto hereby warrants and represents that it has the necessary power and authority to enter into this Lease and that it has taken all necessary action in order to enter into this Lease. The Tenant and the persons on behalf of the Tenant executing this Lease warrant that the Tenant is authorized to do business in the Commonwealth of Pennsylvania.

17.16
COMPLETE AGREEMENT. This Lease contains and embraces the entire agreement between the parties hereto with respect to the matters contained herein, and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement is in writing and signed by the parties hereto, their legal representatives, successors or assigns. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord nor any broker has made any representation to or agreement with Tenant relating to the Premises, this Lease or the Shopping Center which is not contained in the express terms of this Lease. Tenant acknowledges and agrees that Tenant's execution and delivery of this Lease is based upon Tenant's independent investigation and analysis of the business potential and expenses represented by this Lease, and Tenant hereby expressly waives any and all claims or defenses by Tenant against the enforcement of this Lease which are based upon allegations of representations, projections, estimates, understandings or agreements by Landlord or Landlord's representative that are not contained in the express terms of this Lease.

17.17
LIMITATION OF LANDLORD'S LIABILITY. It is understood and agreed that Tenant shall look solely to the estate and property of the Landlord in the Shopping Center for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by the Landlord and any other obligation of Landlord created by or under this Lease, and no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies.

17.18	HOLDOVER.

(a)
It is expressly understood by Tenant that Tenant's right to possession of the Premises under this Lease shall terminate at the expiration or earlier termination of the term, and should Tenant continue thereafter to remain in possession, Landlord, should it so elect, shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover tenant. Tenant shall be responsible for any damage, expense, cost or loss which Landlord may incur by reason of such holding over.

(b)
Should Tenant continue to occupy the Premises after the expiration or earlier termination of the term with consent of Landlord, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under the same terms, covenants and conditions as set forth in this Lease except that the annual Minimum Rent shall be 110% of the rent required to be paid by Tenant during the proceeding Lease Year.

17.19
BROKER'S COMMISSION. It is agreed that no broker brought about or was involved in this transaction except Metro Commercial and Sperry Van Ness. Landlord and Tenant each covenant and agree to indemnify, defend and save the other harmless against any and all claims for brokerage commissions and fees in connection with this transaction alleged to arise from the dealing of any claimant with the respective indemnitor. Landlord will pay the commission due to the Brokers.

17.20
SURVIVAL OF OBLIGATIONS. All obligations of the Tenant for Minimum Rent, Additional Rent and all other obligations of the Tenant and the Landlord of any name, nature and description under and pursuant to the terms and conditions of this Lease shall survive the termination of this Lease provided that said obligation accrued prior to the date of termination and/or said obligation accrues pursuant to the default provisions provided in Article XIV of this Lease.

17.21
FORCE MAJEURE. Neither Landlord nor Tenant shall be held to be in default under the provisions of this Lease in the performance of its obligations hereunder for such period of time as it is prevented from performing the same by reason of acts of God, including adverse weather conditions, strikes, and other causes beyond its reasonable control; provided, however, that financial inability shall never be deemed to be a cause beyond a party's reasonable control.

17.22	Intentionally left blank.

17.23
TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes whether enacted now or in the future coming due during or after the Lease Term against Tenant's interest in this Lease or against the Fixtures and Equipment and personal property of any kind owned or placed in, upon or about the Premises by the Tenant.

17.24	SUBORDINATION, ATTORNMENT.

(a)
This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust or other security interest now or hereafter placed upon the Premises and/or on any portion of the Shopping Center, and to all renewals, modifications, amendments, consolidations, replacements, and extensions thereof, provided Landlord obtains from the holder of any and all mortgages, deeds of trust or security agreements now in effect or hereafter placed upon the Premises an agreement that if, by dispossess, foreclosure, or otherwise such holder or any successor in interest or purchaser, shall come into possession of the Premises and/or the Shopping Center, or take over the rights of the Landlord in the Premises and/or the Shopping Center, it will not disturb the possession, use or enjoyment of the Premises by the Tenant, its successors or assigns, nor disaffirm this Lease or the Tenant's rights or estate hereunder, so long as all of the covenants and obligations hereunder of the Tenant are fully performed in accordance with the terms of this Lease and Tenant is not in default under the terms of this Lease. The Tenant shall execute and deliver any instrument which may be reasonably required by Landlord in confirmation of such subordination, promptly upon Landlord's request.

(b)
Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the Building or the Shopping Center, or if the Premises or such Building or Shopping Center comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such reasonable provisions as such mortgagee, ground lessor or other person requires. No such attornment shall relieve the Landlord from liability for matters arising prior to the date of such attornment.

17.25
COVENANT OF QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises and any appurtenant rights granted to Tenant under this Lease during the term hereof without hindrance or ejection by any persons and Tenant agrees to permit other tenants at the Shopping Center to quietly and peaceably hold, occupy and enjoy their premises and any appurtenant rights at the Shopping Center.

17.26
SHORT FORM LEASE. Landlord and Tenant agree not to place this Lease on public record. However, Landlord and Tenant agree to execute, deliver and record (the cost of recording to be shared equally) as soon as may be possible after the execution of this Lease a short form or a memorandum of lease in form attached as Exhibit "M" and suitable for recording in accordance with local law or custom, which will not set forth any of the Minimum Rent payable by Tenant hereunder, but which may set forth all or any other parts of this Lease as requested by the Landlord or Tenant. Landlord and Tenant further agree to execute, deliver and record a memorandum of amended lease in accordance with the foregoing which will reflect the terms of any amendment of this Lease, whenever reasonably required by either party,

17.27
LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or, provided that Landlord has promptly commenced and thereafter diligently pursued the correction of such default, such additional time as is reasonably required to correct any such default) after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation.

17.28
COVENANTS OF LANDLORD. Anything contained in this Lease to the contrary notwithstanding, after the commencement of the Term of this Lease, it is agreed that all covenants of the Landlord contained in this Lease shall be binding upon the Landlord, its successors and assigns, only with respect to breaches occurring during its and their respective ownership of the Landlord's interest in this Lease, any subsequent owner or owners by accepting conveyance automatically being obligated to fulfill all provisions of this Lease required to be performed by the Landlord during its or their respective ownership of the Landlord's interest in this Lease.

17.29
NOTICE TO MORTGAGEE. If the Tenant is notified by the Landlord or the Landlord's mortgagee that there is a mortgage on the Premises, and is given the name and address of the Landlord's mortgagee, the Tenant will give written notice to the Landlord's mortgagee in same manner as provided in Section 17.6 herein of any default at the time that the Tenant gives notice of such default to the Landlord, and the Landlord's mortgagee shall have the same time period as provided to the Landlord under this Lease or such additional time as such mortgagee may reasonably request, not to exceed an additional thirty (30) days to cure such default of the Landlord. The Tenant shall not have the right to terminate this Lease nor the right to cure such default and deduct the cost of the same from rent, if the Landlord's mortgagee commences or causes to be commenced promptly after such notice the curing of such default, and if the default is cured within such time period after such notice.

17.30
STATUS REPORTS. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, or the like, the then current status of performance hereunder, either party, on the reasonable written request of the other made from time to time, will promptly furnish a written statement on the status of any matter pertaining to this Lease.

17.31
ASSIGNMENT OF THE LEASE TO MORTGAGEE. With reference to any assignment by the Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company or insurance company holding a mortgage on the Premises, the Tenant agrees:

(a)
That the execution thereof by the Landlord and the acceptance thereof by such mortgagee, shall never be treated as an assumption by such mortgagee of any of the obligations of the Landlord thereunder, unless such mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such mortgagee shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or conveyance in lieu thereof and the taking of possession of the Premises and a request from such Mortgagee that Tenant attorn to Mortgagee or its assigns.

17.32	ENVIRONMENTAL.

(a)
Tenant shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal of Hazardous Material in and at the Premises including, but not limited to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C, §6901 et. seq. (42 U.S.C. §6903) and any additions, amendments, or modifications thereto and the laws of the Commonwealth of Pennsylvania. As used herein, the term "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Premises is located or the United States Government, Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions reasonably necessary to comply including, but not limited to, the removal from the Premises of any Hazardous Material and the restoration of the Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all such costs incurred by Landlord ten (10) days after receipt of a bill therefor plus fifteen percent (15%) for administration.

(b)
The Tenant shall be responsible for all damages and clean-up costs caused by Tenant resulting from the leaking, discharging or spilling of any gas, oil or petroleum products or other contaminants or Hazardous Material on or into the Premises and/or on and/or into any adjoining premises and/or into the surrounding environment,

(c)
The Tenant shall defend, indemnify and hold harmless the Landlord of, from and against any and all suits, claims and causes of action and any loss, costs, expenses, fines or penalties (including reasonable attorney's fees), and clean up costs which the Landlord may incur or become liable to pay arising out of the breach by the Tenant of any of its obligations contained in Sections "17.32(a)" and "17.32(b)" above.

(d)
Landlord shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal of Hazardous Material in and at the Premises including, but not limited to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. §6901 et. seq. (42 U.S.C. §6903) and any additions, amendments, or modifications thereto and the laws of the Commonwealth of Pennsylvania. As used herein, the term "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Premises is located or the United States Government. Tenant and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Landlord is complying with the terms of this Section, If Landlord is not in compliance with this Section, Tenant shall have the right to immediately enter upon the Shopping Center and take whatever actions reasonably necessary to comply including, but not limited to, the removal from the Premises of any Hazardous Material and the restoration of the Premises to a clean, neat, attractive, healthy and sanitary condition. Landlord shall pay all such costs incurred by Tenant ten (10) days after receipt of a bill therefor plus ten percent (10%) for administration.

(e)
The Landlord shall be responsible for all damages and clean-up costs caused by the Landlord resulting from the leaking, discharging or spilling of any gas, oil or petroleum products or other contaminants or Hazardous Material on or into the Premises and/or on and/or into any adjoining premises and/or into the surrounding environment. The Landlord represents that, to its knowledge, there are no gas, oil, or petroleum products or other contaminants or Hazardous Materials located on the property in violation of applicable law. To Landlord's knowledge, (i) there are no underground storage tanks under the Premises, (ii) there is no notice of intent to sue, notice of violation, citation, warning or similar notification under any Environmental Law regarding the Premises, and (iii) there is no investigation or inquiry by any "Governmental Authority" (as hereinafter defined) concerning the Property. "Governmental Authority" shall mean all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Demised Premises or Shopping Center or the use thereof. The Landlord will provide the Tenant with the most recent environmental audit reports in its possession.

(f)
The Landlord shall defend, indemnify and hold harmless the Tenant of, from and against any and all suits, claims and causes of action and any loss, costs, expenses, fines or penalties (including reasonable attorney's fees), and clean up costs which the Tenant may incur or become liable to pay arising out of the breach by the Landlord of any of its obligations contained in Sections "17.32(d)" and "17.32(e)" above.

17.33	INTENTIONALLY OMITTED.

17.34
LANDLORD'S TITLE. Landlord represents that it is well seized of and has good title to the Demised Premises and all improvements located on it on the date of this Lease, free and clear of all liens, encumbrances, easements, tenancies and restrictions except easements and restrictions and liens of record.

17.35
Landlord hereby represents and warrants to Tenant that it has full right, power and authority to enter into this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the rent, additional rents and other charges due hereunder, and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

17.36	PARKING.

(a)	Landlord shall provide for the Shopping Center a number of parking spaces equal to or greater than the minimum number of spaces required under applicable law.

(b)
Landlord shall provide Tenant with ten (10) exclusive parking spaces and fourteen (14) non-exclusive parking spaces (which shall be identified as all parking spaces within the Tax Parcel as shown on Exhibit "S"), provided, however, that Landlord shall not be responsible in any way for preventing customers of other tenants within the Shopping Center or other third parties from parking in such exclusive parking spaces.

17.37
EASEMENTS. In the event that Landlord subdivides the property compromising the Shopping Center, Landlord agrees to execute any required easements as may be necessary to insure Tenant has utility services, access to the parking areas and ingress and egress to and from the Premises.

ARTICLE XVIII

RIGHTS OF EXTENSION

18.
RIGHTS OF EXTENSION. Landlord hereby agrees that Tenant shall have the right to extend the term of this Lease for two (2) periods of five (5) years each and one (1) period of four (4) years, eleven (11) months. The first five (5) year period shall immediately follow the expiration of the initial Lease Term (specified in Section "1.2" above) and the second five (5) year period shall follow the expiration of the first extension term and the four (4) year, eleven (11) month period shall immediately follow such second extension term and shall be at the Minimum Rent and Additional Rent for said respective extension term as set forth in Section "1.2" and upon all of the other terms, conditions and provisions of this Lease; provided, however, the foregoing rights of extension shall be deemed exercised unless Tenant gives Landlord written notice of its election not to extend the term of this Lease no later than six (6) months prior to the expiration of the then current Lease Term. Notwithstanding any of the other terms and conditions set forth in this Article XVIII, the term of this Lease shall not be extended for any option period in the event that the Tenant is in default of any of the terms and conditions of this Lease on the part of the Tenant to be kept, observed and performed beyond any applicable time period in which Tenant may cure the default.

Notwithstanding the aforesaid, the parties understand and agree that, in no event shall the term of this Lease extend beyond a period of twenty-nine (29) years and eleven (11) months.

ARTICLE XIX

RIGHT OF FIRST REFUSAL

19.
If a separate subdivision is obtained for the Tax Parcel by the Landlord and the Landlord offers the Tax Parcel only for sale, then Tenant shall have the Right of First Refusal to purchase the Tax Parcel, including the Premises, upon the same terms and conditions as a bonafide offer (the "Offer") presented by Landlord to Tenant as set forth below. Landlord shall give Tenant notice in writing of the terms and conditions of the Offer and Tenant shall have twenty (20) days to agree to purchase the Tax Parcel upon the same terms and conditions as contained in the Offer. If Tenant fails to respond or declines to purchase the Premises, Tenant shall be deemed to have waived its Right to Purchase the Tax Parcel. If the Tax Parcel is actually sold, this right shall be terminated and of no further force or effect. If Tenant accepts the Offer, it shall close such transaction within thirty (30) days of the date of such acceptance and such acceptance shall be without condition or contingency.   If Tenant fails to close on the terms of the Offer which was accepted, Tenant's Right of First Offer shall be deemed waived and Landlord may enforce any rights against the Tenant, including a claim for any losses or damages and the right of specific performance. This Right of First Refusal shall at all times be subject and subordinate to any and all lender financing and shall be subject and subordinate to the sale by any lender of the Tax Parcel to a third party or a purchaser at a foreclosure sale or a deed in lieu of foreclosure. This right shall not apply to the sale of the entire Shopping Center or to a portion of the Shopping Center which includes the Tax Parcel together with other property within, but not all of, the Shopping Center.

ARTICLE XX

LEASEHOLD MORTGAGE

20.1
LEASEHOLD MORTGAGE. Tenant and every successor and assignee of Tenant is hereby given the right by Landlord, in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage its interest in this Lease under a leasehold mortgage one or more times and to assign Tenant's interest under this Lease as collateral security for such mortgage upon the condition that all rights acquired under such mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights, interest and estate of Landlord herein, none of which covenants, conditions or restrictions are or shall be waived by Landlord by reason of the right so given to mortgage such interest, except as expressly provided herein. If Tenant and/or Tenant's successors and assigns shall mortgage their leasehold interest (a "Leasehold Mortgage") and if the holder(s) of such mortgage (a "Leasehold Mortgagee") shall send to Landlord written notice specifying the name and address of the mortgagee (any such lender that shall have given such notice only if such lender is not an affiliate of Tenant shall be deemed a "Recognized Mortgagee" and any mortgage held by such Recognized Mortgagee, a "Recognized Mortgagee"), Landlord agrees that so long as any such Recognized Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply;

(a)           In the event Recognized Mortgage exercises its right to execute on its security interest in the Lease, Recognized Mortgagee shall acquire all Tenant's rights under this Lease, including options to renew, and shall agree to comply with and otherwise by bound by the terms and conditions of this Lease from and after the effective date of such assignment while (or with respect to any period of time that) Recognized Mortgagee or its designee is in possession of the Demised Premises, Recognized Mortgagee shall cure any monetary and non-monetary defaults of Tenant which arise prior to the date of any assignment of this Lease to Recognized Mortgagee or its designee. In such case, if requested by Recognized Mortgagee, Landlord and Recognized Mortgagee shall cooperate in executing a new lease for the Premises in accordance with this Lease. On request by Recognized Mortgagee, Landlord shall deliver a Landlord's estoppel to Recognized Mortgagee confirming that the Lease is in full force and effect, and whether there are any outstanding defaults.

(b)           Except following an event of default, as set forth in Paragraph (d) below, there shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Recognized Mortgagee;

(c)           On request by Tenant, Landlord shall deliver a Landlord's estoppel to Tenant's proposed leasehold mortgagee and to Tenant's Recognized Mortgagee, confirming that the Lease is in full force and effect, and whether there are any outstanding defaults;

(d)           Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Recognized Mortgagee who has given Landlord written notice as aforesaid, which default notice shall be served upon such Recognized Mortgagee in the manner specified in 17.6 of this Lease, Landlord shall only be required to provide written notice of default to Recognized Mortgagee if Landlord is required to provide written notice of default to Tenant. Upon written request by Recognized Mortgagee at any time after Landlord has provided a default notice to Tenant, Landlord will provide written confirmation of Tenant's cure or failure to cure the default. If Tenant shall not cure any such defaults within such time period, the Recognized Mortgagee shall have a period of twenty (20) days more, in the case of a monetary default, and thirty (30) days more, in the case of all other defaults, than is given to Tenant to cure such default (or to commence and diligently pursue such cure), to remedy the default in question and the Landlord shall accept such performance on the part of the Recognized Mortgagee as though the same had been done or performed by the Tenant.

(e)           Anything herein contained notwithstanding, while such Recognized Mortgage remains unsatisfied of record or until written notice of satisfaction is given by the Recognized Mortgagee to Landlord, if any default in the payment of rent or other monetary sum shall occur which, pursuant to any provision of this Lease entitles Landlord to terminate this Lease and if before the expiration of thirty (30) days following the date of service of termination upon such Recognized Mortgagee, any such Recognized Mortgagee shall have notified Landlord, in writing, of its desire to nullify such notice and shall have paid to Landlord all Rent and other payments herein provided for and then in default, then in such event, Landlord shall not be entitled to terminate this Lease due to such monetary default and any notice of termination theretofore given due to such monetary default shall be void and of no effect.

(f)           If this Lease shall be terminated because of Tenant's bankruptcy or other default which cannot by its nature be cured by the Recognized Mortgagee, the Recognized Mortgagee, if any, or its assignee or nominee, shall have the right by written notice to Landlord given within thirty (30) days after notice to the Recognized Mortgagee of such termination to enter into a new lease of the Premises with Landlord for the balance of the term remaining as of the date of any such default, on the same terms and conditions as those contained herein and at the rental prevailing under this Lease and with such rental increases thereafter in accordance with the terms of this Lease. Such new lease, by virtue of the recording of this Lease (or a short form or memorandum thereof), shall have priority equal to this Lease, provided that Landlord shall not be deemed to have made any representation regarding such priority.

(g)           A Recognized Mortgagee (or its designee or nominee) may become the legal owner and holder of the interest of Tenant under the Lease, including, without limitation, the interest of Tenant in all improvements erected by Tenant on the Premises, by foreclosure or other enforcement proceedings, or by obtaining an assignment of the Lease in lieu of foreclosure or through settlement of or arising out of any pending or threatened foreclosure proceeding, without Landlord's consent and without any obligation to assume the Lease, but subject to the applicable terms and provisions of the Lease. In the event the Recognized Mortgagee becomes the holder of the interest of Tenant under the Lease, the obligations of the Recognized Mortgagee under the Lease shall be nonrecourse, and Landlord shall look solely to the interest of the Recognized Mortgagee in the Premises for the recovery of any judgment against the Recognized Mortgagee, and Landlord hereby covenants and agrees not to bring any action or suit seeking to impose liability on the Recognized Mortgagee beyond its interest in the Premises. Such right of non-recourse shall be personal to the Recognized Mortgagee or other mortgagee and shall not apply to any other assignee, transferee or other holder of the Lease. Further, the Recognized Mortgagee (or its designee or nominee) shall have the right thereafter to assign the Lease to a "Permitted Assignee" (as hereafter defined), without any requirement for prior notice to or consent by Landlord, but subject to the other terms and provisions of the Lease, provided, that, promptly following such assignment, the Recognized Mortgagee or such assignee shall notify the Landlord of such assignment, including the name and address of the assignee. As used herein, "Permitted Assignee" shall mean an assignee who shall operate a business at the Premises which will not violate any of the Prohibited Uses set forth in this Lease nor violate the terms of any exclusive use now in effect and/or granted by Landlord after the date of this Lease.

(h)           Upon the delivery to Landlord of a duplicate original of an instrument of assignment containing the assignee's assumption of the Lease (subject to the provisions of the Lease), such assignee of the Recognized Mortgagee shall become Tenant, and shall be substituted for the Recognized Mortgagee as the owner and holder of the Lease for all purposes, as of the effective date of such assignment (and from and after the effective date of such assignment), the Recognized Mortgagee (or its designee or nominee) shall be relieved from all liability under the Lease.

(i)           If more than one Recognized Mortgagee has exercised any of the rights afforded by this section, only that Recognized Mortgagee, to the exclusion of all other Recognized Mortgagees, whose Recognized Mortgage is most senior in lien shall be recognized by Landlord as having exercised such right, for so long as such Recognized Mortgagee shall be diligently exercising its rights under this Lease with respect thereto, and thereafter only the Recognized Mortgagee whose Recognized Mortgage is next most senior in lien shall be recognized by Landlord, unless such Recognized Mortgagee has designated a Recognized Mortgagee whose mortgage is junior in lien to exercise such right. If the parties shall not agree on which Recognized Mortgage is prior in lien, such dispute shall be determined by a title insurance company chosen by Landlord, and such determination shall bind the parties Landlord shall enter into a Landlord-Lender Agreement if so requested by the Recognized Mortgagee, confirming Landlord's agreements hereunder and otherwise in commercially reasonable form, including provisions that may make commercially reasonable modifications to this Lease. If requested by Tenant or Recognized Mortgagee, Landlord shall also cause its fee mortgagee to execute and deliver a lender non-disturbance agreement in substantially the form attached hereto.

20.2
EFFECT OF TERMINATION OF LEASE ON LEASEHOLD MORTGAGE. In the event of termination of this Lease, or of any succeeding lease made pursuant to the provisions of this Section, prior to the stated expiration date thereof, at the request of Leasehold Mortgagee, Landlord will enter into a New Lease of the Premises with the Leasehold Mortgagee, or, at the request of such Leasehold Mortgagee, to a corporation or partnership formed by or on behalf of such Leasehold Mortgagee, or by and on behalf of the holders of notes secured by the Leasehold Mortgage held by such Leasehold Mortgagee, or, at the request of such Leasehold Mortgagee, to such other persons as such Leasehold Mortgagee shall designate (provided that it meets the requirements of an assignee under this Lease), for the remainder of the Term, effective as of the date of such termination of this Lease or any succeeding lease, at the Rent and upon the terms, covenants, and conditions herein contained, subject to the additional conditions listed below;

(a)           Such Leasehold Mortgagee makes written request upon Landlord for such New Lease within thirty (30) days from the date of such termination and such written request is accompanied by payment to Landlord of all amounts then due to Landlord.

(b)           Such Leasehold Mortgagee pays, or causes to be paid, to Landlord at the time of execution and delivery of the New Lease, any and all sums that would at the time of execution and delivery thereof be due under this Lease, but for such termination and pays or causes to be paid any and all expenses, including reasonable attorneys' fees, court costs, and disbursements incurred by Landlord in connection with any such default and termination, as well as in connection with the execution and delivery of such New Lease, less the net income, if any, collected by Landlord from the use of the Premises subsequent to the date of termination of this Lease and prior to the execution and delivery of the New Lease.

(c)           Such New Lease executed and delivered in accordance with the provisions of this Section shall provide that, with respect to each and every sublease that immediately prior to the termination of the Term was superior to the legal operation and effect of the Leasehold Mortgage held by the Leasehold Mortgagee that obtained such New Lease by entering into such New Lease, the tenant thereunder shall be deemed to have recognized the subtenant under the sublease, pursuant to the terms of the sublease, as though the sublease had never terminated but had continued in full force and effect after the termination of the Term of this Lease, and such tenant shall be deemed to have assumed all of the obligations of the sublandlord under the sublease accruing from and after the termination of the Term; provided that the obligation of the tenant under such New Lease on any covenant of quiet enjoyment, express or implied, contained in the sublease shall be limited to the acts of such tenant and those claiming by, under, or through such tenant. Upon execution and delivery of a New Lease, all subleases that may previously have been assigned and transferred to Landlord shall thereupon be assigned and transferred without recourse by Landlord to the new tenant.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

WITNESS the execution hereof, under seal, as of the date first set forth in Section "1.2" above as the date of this Lease, in any number of counterpart copies, each of which shall be an original for all purposes.

JOSEPH I LIMITED PARTNERSHIP

By:	/s/ Jeanne Joseph
Name:	Jeanne Joseph
Title:	Partner

EMBASSY BANK FOR THE LEHIGH VALLEY

By:	/s/ David M. Lobach Jr.
Name:	David M. Lobach Jr.
Title:	CEO

COMMONWEALTH OF PENNSYLVANIA     )
                                                                                  )ss.:
COUNTY OF NORTHAMPTON                         )

On the 25th day of  March in the year 2009, before me, the undersigned, personally appeared Jeanne Joseph, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City/Town of Easton, State of Pennsylvania

/s/ Mary A. Dieter
Notary Public

COMMONWEALTH OF PENNSYLVANIA     )
                                                                                  )ss.:
 COUNTY OF NORTHAMPTON                        )

On the 25th day of March in the year 2009, before me, the undersigned, personally appeared David M. Lobach Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City/Town of Easton, State of Pennsylvania.

/s/ Lorraine A. Serencsits
Notary Public

EXHIBIT "S"

SITE PLAN

EXHIBIT "C"

COMMENCEMENT AGREEMENT

This  Commencement Agreement,   made  this         day of 2009,   by  and between

(hereinafter  called  "Landlord")   and

(hereinafter called  "Tenant").

                                                                             WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease, covering premises containing approximately                                    square feet located at the                                                                                                                       .

WHEREAS, Landlord and Tenant have a desire to mutually enter into a Commencement Agreement establishing the actual date of the commencement of the term of said Lease,

NOW THEREFORE, Parties hereto agree as follows:

The date of execution of the Lease for the Premises was               2009.

The "Commencement Date" (commencement of lease term) was                    2009.

The term of the Lease by and between Landlord and Tenant dated shall actually commence on                                           .  The initial term of said Lease shall terminate on, subject to Tenant's option to renew the term of the Lease for up to        additional terms of          years each.

IN WITNESS WHEREOF, the parties hereto have executed this Commencement Agreement as of the day and year above written.

Witness:	Landlord:

By:	By:
Name:
Title:
Date:

Witness:	Tenant:

By:	By:
Name:
Title:
Date:

EXHIBIT "D"

PAD DELIVERY NOTICE

BUILDING PAD/CERTIFICATION FORM

Date
Engineer
Surveyor
Grading
Const. Mgr.

CERTIFICATION

I certify that the building pad for the above referenced project, has been constructed in accordance with the Plans and Specifications, dated                                        , prepared by

All earth cuts and fills have been installed competently, properly and have been compacted under the supervision of the below certifying Engineer. The building pad has been acceptably prepared to support the proposed construction.

Engineer (signature)
Date
Registration No.
Expiration Date

EXHIBIT "L"

LANDLORD'S WORK

A.        Landlord's Work. Landlord, at its expense, will be responsible for performing all site work within the Tax Parcel excluding the work to be done by Tenant as shown on Exhibit "T", and not including any work upon or within the Pad except as specifically provided in subsection (B) below. Landlord's work will include all grading, drainage and storm water management facilities, driveway and parking area paving, curbing, site lighting and landscaping, other than work to be performed upon and within the Pad, which shall be performed by Tenant except for Landlord's responsibilities set forth in subsection (B).

B.        Preliminary Site Work. Landlord will deliver the Pad to Tenant with the "Preliminary Site Work" described in this subsection (B) having been performed and completed, as promptly as possible, but in no case later than sixty (60) days after Landlord received Site Plan approval for the Development Parcel, subject to the terms of this Lease, including, but not limited to, Section 3.2. Landlord will clear the area within the Pad and grade and compact disturbed soil within the Pad to within 2" of its finished subgrade as shown on the Drawings. Such compaction shall be performed to within approximately ninety-five percent (95%) of maximum density, verified by a compaction report delivered to Tenant by Landlord's engineer. Landlord will bring sanitary sewer, electricity, natural gas, telephone and cable conduits, one inch (1") water line, and, if required by the applicable governmental authorities, within five (5) feet of the proposed footprint for the Building, with Tenant's cooperation, arrange for the appropriate utility companies to install conduit for telephone and cable television to the Pad. Any costs of such installation that the utility companies are not required go bear and have not agreed to bear shall be paid by Landlord, based on standard charges for standard installation (which, as to electric service, shall be 120/208 volt 400 amp service, as to water shall be 110 gallons per day, and as to gas shall be 300,000 BTU). Landlord will also complete such other portions of the Landlord's Work (except work to be performed by Tenant) as may be required by the township as a condition precedent for issuance of a building permit for the Building, and/or as may be necessary to provide Tenant with access to the Pad for construction period drainage, and installation of stone base underlying the parking areas around the Pad and connecting the Pad with access to and from Route 248. Landlord's Work shall include installing the curbs abutting the Pad.

C.        Final Paving. Tenant shall give Landlord at least sixty (60) days advance written notice of the date when Tenant expects to open for business. Prior to Tenant opening for business, but not necessarily earlier than the opening date of which Tenant has given Landlord at least sixty (60) days prior written notice, subject to force majeure, Landlord shall have installed the finish coat of paving for and completed the striping of, all parking spaces (including the ten (10) exclusive parking areas and the fourteen (14) non-exclusive parking areas).

D.        Intentionally left blank.

E.        Coordination of Construction. The parties shall cooperate to expedite completion of both Tenant's and Landlord's construction work. To expedite such construction, Landlord and Tenant acknowledge that their respective construction obligations shall be coordinated by performing work simultaneously and jointly in stages, as appropriate.

EXHIBIT "M"

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE dated               , 2009 is made by and between                                                                          ("Landlord"), and                                                                                     ("Tenant").

Recitals:

A.  Landlord entered into a certain lease dated                      (the "Lease") with Tenant covering a portion of those premises commonly known as                      ("Premises").

B.  Landlord and Tenant desire to give notice of the Lease and of the terms, conditions and provisions thereof, including the options to extend the term and the use restriction as set forth therein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.   Lease Agreement. Landlord has leased to Tenant and Tenant has leased from Landlord the Premises, together with certain rights and appurtenances thereto, upon and subject to the terms and provisions set forth in the Lease, which includes the permitted use of a bank and related uses.

2.   Term. The Term of the Lease shall commence on the Rent Commencement Date as defined in the Lease, and unless sooner terminated or extended pursuant to the provisions thereof, expires on the Expiration Date as defined in the Lease.

3.   Extension Options. The Lease grants to Tenant the right and option, subject to certain conditions, to extend the Initial Term for                                                                        .

4.   Notice. The purpose of this Memorandum is to give notice of the Lease of all the provisions thereof, including extension options, to the same extent as if fully set forth herein. If and to the extent of any conflict between the provisions of the Lease and those set forth in this Memorandum, the provisions of the Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this instrument as of the day and year first above written.

LANDLORD:

TENANT:

COMMONWEALTH OF                                        )
COUNTY OF                                                             )   ss:

On this                     day of                                         , in the year 2009, before me, the undersigned, personally appeared                                                                                        personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose narne(s) are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

COMMONWEALTH OF                                        )
COUNTY OF                                                            )   ss:

On this                     day of                                         , in the year 2009, before me, the undersigned, personally appeared                                                                                        personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT "T"

Tenant's Work

Tenant is responsible for all work in connection with the construction of its building, including, but not limited to:

(a)	The building, drive-thru canopy and concrete approach slabs per the plans and specifications to be provided by Tenant and approved by Landlord per the terms of this Lease.

(b)	Sidewalks around the Building or in the Building Perimeter.

(c)	Landscaping around Building Perimeter.

(d)	Backflow preventer, RPZ valves, electrical meters and/or meter cabinets.

(e)	Building signage and monument sign including all electrical connections and required services.

(f)	Sub-base under all concrete.

Tenant shall also cause its contractor to complete and file the "Tranferee/Co-Permittee Application for a General or Individual NPDES Permit for Stormwater Discharges Associated with Construction Activities".

EXHIBIT "T-l"

TENANT'S SIGNS

To be approved by Landlord per the terms of this Lease.

EXHIBIT "T-2"

MONUMENT SIGNS

To be approved by Landlord per the terms of this Lease.

EXHIBIT "U"

Prohibited and Exclusive Uses

The parties hereto agree, however, that no part of the Premises or the Shopping Center shall be used or occupied for the operation of the following:

(a)         Stand alone independent bar or cocktail lounge (unless associated with a restaurant or other establishment permitted hereunder or other permitted use).

(b)         Adult book store, massage parlor, or other adult entertainment facility or any facility for the sale or display of adjudicated pornographic materials;

(c)         Nightclub, music hall, discotheque, dance hall, billiard or pool hall or bingo parlor;

(d)         Off track betting parlor;

(e)         Any "second hand" store whose principal business is selling used merchandise, unless similar to a franchised store such as "Play It Again Sports", thrift shops, salvation army and "goodwill" type stores, and similar businesses;

(f)          Mobile home park, trailer court, labor camp, junkyard or stockyard (except that this provisions shall not prohibit the temporary use of construction trailers during periods of construction);

(g)         Dumping, disposing, incineration or reduction of garbage (exclusive of dumpsters for the temporary storage of garbage and any garbage compactors, in each case which are regularly emptied so as to minimize offensive odors located in the rear of any building);

(h)         any facility for the sale of paraphernalia for use with illicit drugs;

(i)           Intentionally left blank;

(j)          flea market;

(k)         central laundry, dry cleaning plant or Laundromat; provided, however, this prohibition shall not be applicable to on-site service oriented to pickup and delivery by the ultimate consumer, including, nominal supporting facilities, as the same may be found in retail shopping districts in the metropolitan area where the Shopping Center is located;

(1)           automobile, truck, trailer, mobile home, or R. V. sales, leasing, display or repair (except that the sale of tires, batteries and products incidental thereto shall be permitted in the outparcel shown on the Site Plan);

(m)           living quarters, sleeping apartments, or lodging rooms;

(n)           veterinary hospital or animal raising facilities (except that this prohibition shall not prohibit pet shops or any services provided in conjunction therewith or incidental thereto);

(o)           funeral home or mortuary;

(p)           separate stand-alone newsstand:

(q)           any facility using an outside loudspeaker;

(r)           any operation primarily used as a warehouse (except mini-warehouses), or for any assembling, manufacturing, distilling, refining, smelting, agricultural, or mining operation;

(s)           any carnival, amusement park, or circus or adult, teenage or children entertainment facility or amusement center;

(t)           any gas station, car wash or auto repair or body shop;

(u)           any arcade, pinball or computer gameroom, unless such area is incidental to the Tenant's or occupant's primary use and has no separate entrance.

Exclusive Uses

Tenant agrees that the Premises shall not violate any of the exclusive uses granted to other tenants in the Shopping Center, as follows:

Applebees

Landlord agrees not to lease any other space in the Center or sell or lease any outparcel to another casual sit-down restaurant, including, but not limited to, TGI Fridays, Ruby Tuesday, Chili's, Bennigan's, Hooter's, Houlihan's, Max and Erma's, O'Charlies Ground Round or other similar restaurants.

EXHIBIT "V"

SUBORDINATION. NONDISTURBANCE AND ATTORNMENT AGREEMENT

Prepared By:
Robert H. Jacobs, Esq.
8 Centre Square
Easton, PA, 18042
(610)253-9389

Return To:
Robert H. Jacobs, Esq.
8 Centre Square
Easton, PA, 18042
(610)253-9389

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Agreement is made as of                                                        , 2009, by and between Merchants Bank, with an office at 1250 Braden Blvd. Suite 300, Easton, PA 18040 ("Bank"), Joseph I Limited Partnership, with an office at 1510 Bangor Road, Bangor, PA 18013 ("Landlord"), and Embassy Bank for the Lehigh Valley, with an office at 100 Gateway Drive, Bethlehem, PA 18017 ("Tenant").

BACKGROUND

A.       Landlord and Tenant have executed that certain Lease ("Lease"), dated                                                        , in connection with that certain premises known as a part of the shopping center located on Corriere Road and Route 248 in Lower Nazareth Township, PA (the "Leased Premises").

B.           Landlord has executed and delivered to Bank that certain mortgage ("Mortgage"), dated                                                            and duly recorded in the                                                         County Recorder of Deeds Office, Instrument #                                               , covering the Leased Premises.

C.           Tenant desires to be assured of the continued use and occupancy of the Leased Premises under the terms of said Lease in the event of any foreclosure sale, transfer in lieu of foreclosure, or Landlord bankruptcy, relating to the Mortgage or otherwise affecting the Leased Premises.

D.           Bank desires to accommodate Tenant subject to the terms set forth herein.

E.        Bank desires that Landlord and Tenant confirm that the said Lease is subordinate to the lien of the said Mortgage.

NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Subordination of Lease. The lien of the Lease is, and shall at all times during the term of the Mortgage be, subject and subordinate to the provisions and lien of the Mortgage to the extent of the secured indebtedness under the Mortgage.

2. Attainment by Tenant. Tenant agrees that if the interests of Landlord in the Leased Premises shall be transferred to Bank or to any purchaser pursuant to a foreclosure sale, transfer in lieu of foreclosure, or sale or other transfer pursuant to a Landlord bankruptcy (hereafter, collectively "Purchaser"), Tenant shall be bound to Bank or to such Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof with the same force and effect as if Bank or such Purchaser were the Landlord under the Lease. Tenant does hereby attorn to Bank or such Purchaser as its substitute landlord, said attornment to be effective and self-operative without the execution of any further instrument by any of the parties hereto, immediately upon Bank's or such Purchaser's succeeding to the interest of Landlord in the Leased Premises. Bank or such Purchaser shall be similarly bound by all the terms and conditions set forth in the Lease as substitute Landlord, and subject to any claims, offsets or other remedies afforded to Tenant as provided in the Lease, except that Bank or such Purchaser shall not be liable or responsible in any manner for any act or omission of a previous landlord (including Landlord).

A.           Bank agrees that it shall not name or join Tenant as a defendant in any exercise of Bank's rights and remedies arising under the Mortgage, unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord. In such case, Bank may join Tenant as a defendant only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the same.

B.           Bank or such Purchaser shall not be bound by any amendments or modification to the Lease, unless made with Bank's written consent.

C.       Bank or such Purchaser shall not be liable or responsible for any payment of rent that Tenant may have made to a prior landlord more than thirty (30) days before the date such payment was due under the Lease.

3. Non-Disturbance. The parties agree that the Lease shall not be terminated and Tenant's use, possession and enjoyment of the Leased Premises shall not be interfered with in the event that Bank or any such Purchaser takes possession of the Leased Premises pursuant to any provisions of the Mortgage or in any foreclosure or other proceeding instituted in connection with the Mortgage or pursuant to a Landlord bankruptcy, so long as Tenant is not in default under the terms and conditions of said Lease.

4. Lease Approval. Bank hereby consents and approves the Lease, including any amendments thereto existing as of the date hereof, and agrees that the exercise by Tenant of the rights, remedies and options provided for therein do not and shall not constitute a default under the Mortgage.

5. Assignment of Rents. In the event Bank, pursuant to an assignment of rents or similar document, gives notice to Tenant that Bank has elected to exercise its rights under such assignment and collect the rents or other charges otherwise payable by Tenant to Landlord under the Lease, Tenant shall thereafter pay to Bank such rents and other charges payable under the Lease, subject to any offsets or counterclaims that Tenant may have as provided in the Lease. Landlord hereby consents to Tenant's payment of the rent and other sums directly to Bank upon Tenant's receipt of any such notice, and releases Tenant from any claim or liability related thereto.

6. Miscellaneous. This Agreement shall bind and benefit the parties, their successors and assigns. This Agreement constitutes the entire agreement among the parties as to the subject matter hereof, and may only be amended by a written instrument executed by all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MERCHANTS BANK ("Bank")
By:
Its:

JOSEPH I LIMITED PARTNERSHIP ("Landlord")
By:
Its:

EMBASSY BANK FOR THE LEHIGH VALLEY ("Tenant")
By:
Its:

COMMONWEALTH OF PENNSYLVANIA                   :
    :SS:
COUNTY OF                                                                         :

On this, the                day of                             , 2009, before me, a Notary Public, the undersigned officer, personally appeared                                                                                                                    ,    who acknowledged himself to be the                                                                                     of Merchants Bank ("Bank") and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer,

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

COMMONWEALTH OF PENNSYLVANIA                   :
    :SS:
COUNTY OF                                                                         :

On this, the                              day of                             , 2009, before me, a Notary Public, the undersigned  officer, personally appeared                                                                                                                    , who acknowledged himself to be the                                                                                              of Joseph  I  Limited Partnership ("Landlord"), and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

COMMONWEALTH OF PENNSYLVANIA                   :
    :SS:
COUNTY OF NORTH HAMPTON                                   :

On this, the                              day of                             , 2009, before me, a Notary Public, the undersigned officer, personally appeared                                                                                 ,    who acknowledged himself to be the                                                                                        of Embassy Bank for the Lehigh Valley ("Tenant") and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public